Exhibit 10.16

OFFICE LEASE

WITH

Chimerix, Inc.

SUITE:	340

BUILDING:	2505 Meridian

CITY:	Durham, North Carolina

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(continued)

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(continued)

EXHIBITS See Article 1.P

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OFFICE LEASE

THIS OFFICE LEASE (“Lease”) is made and entered into as of the 1st day of September, 2007, by and between ACP 2505 Meridian LLC (“Landlord”), a Delaware limited liability company, and Chimerix, Inc. (“Tenant”), a Delaware corporation.

ARTICLE 1

BASIC PROVISIONS

This Article contains the basic lease provisions between Landlord and Tenant.

A.           Building: 2505 Meridian, located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the “Property”, as further described in Article 30).

B.           Premises: Suite 340 (consisting of the spaces currently known as Suites 325 and 340) located on the third (3rd) floor of the Building as outlined or hatched on Exhibit A hereto.

C.           Commencement Date: September 1, 2007, subject to Articles 2 and 4.

D.           Expiration Date: February 28, 2011, subject to Articles 2 and 4.

E.           Rentable Area: The rentable area of the Premises shall be deemed to be 6,849 square feet, and the rentable area of the Property shall be deemed to be 42,264 square feet, for purposes of this Lease, subject to Article 30.

F.           Tenant’s Share: Sixteen and 21/100 percent (16.21%), subject to Articles 3 and 30.

G.           Base Rent: Tenant shall pay monthly Base Rent pursuant to the following schedule and as described in Article 3:

Period	Monthly Base Rent
Commencement Date — August 31, 2008	$11,985.75
September 1, 2008 — August 31, 2009	$12,345.32
September 1, 2009 — August 31, 2010	$12,715.68
September 1, 2010 - Expiration Date	$13,097.15

Notwithstanding the foregoing, as a concession to enter this Lease, Base Rent shall initially be abated as further described in Article 3.J.

H.           Additional Rent: Tenant shall pay Tenant’s Share of Taxes and Expenses in excess of the amounts respectively for 2008 (“Base Tax Year”) and 2008 (“Base Expense Year”), as further described in Article 3.

I.           Permitted Use: General offices, subject to Article 7.

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J.            Security Deposit: $11,985.75, subject to Article 16.

K.           Broker (if any): CB Richard Ellis (representing Landlord ) and Colliers Pinkard (representing Tenant), subject to Article 26.

L.            Guarantor(s): n/a

M.          Landlord’s Notice Address (subject to Article 25): ACP 2505 Meridian LLC, 2350 Corporate Park Drive, Suite 110, Herndon, Virginia 20171, Attn: Brian Katz

N.           Tenant’s Notice Address (subject to Article 25):

Until the Commencement Date: Chimerix, Inc., _________________________

____________________

Attn.: ______________

On the Commencement Date: Chimerix, Inc., 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713 Attn.: George Painter

O.           Rent Payments: Rent shall be paid to Landlord c/o ACP Meridian Business Campus Properties LLC, P 0 Box 01-9663, or such other parties and addresses as to which Landlord shall provide advance notice.

P.           Exhibits: This Lease includes, and incorporates by this reference:

Exhibit A	Premises
Exhibit B	Rules
Exhibit C	Work Letter
Exhibit D	Extension Option
Exhibit E	Right of Offer

The provisions above shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 30 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease or related documentation (except as expressly provided to the contrary therein).

ARTICLE 2

TERM AND COMMENCEMENT

A.           Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term, subject to the other provisions of this Lease. The term (“Term”) of this Lease shall commence on the Commencement Date and end on the Expiration Date set forth in Article 1, unless sooner terminated as provided in this Lease, subject to adjustment as provided below and the other provisions of this Lease.

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B.           Early Commencement. The Commencement Date, Rent and Tenant’s other obligations shall be advanced to such earlier date as Tenant, with Landlord’s written permission, commences occupying the Premises for business purposes. If such event occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant’s other obligations shall be so advanced with respect to such portion (and fairly prorated based on the rentable square footage involved). During any period that Tenant shall be permitted to enter the Premises prior to the Commencement Date other than to occupy the same for business purposes (e.g., to perform alterations or improvements), Tenant shall comply with all terms and provisions of this Lease, except those provisions requiring the payment of Rent. Landlord shall permit early entry at least one (I) week prior to the Commencement Date, so long as the Premises are legally available, Landlord has completed any work required to be performed by Landlord under this Lease (or can reasonably accommodate the scheduling of minor work that Tenant desires to perform, such as cabling, without delaying any such Landlord work), and Tenant is in compliance with the other provisions of the Lease.

C.           Commencement Delays. Subject to Article 4, the Commencement Date, Rent and Tenant’s other obligations shall be postponed to the extent Tenant is not reasonably able to occupy the Premises because Landlord fails, by the Commencement Date set forth in Article I, to: (i) deliver possession of the Premises, and (ii) substantially complete any improvements to the Premises required to be performed by Landlord under this Lease, except to the extent that Tenant, its space planners, architects, contractors, agents or employees cause such failure. If such failure occurs with respect to a portion of the Premises, the Commencement Date, Rent and Tenant’s other obligations shall be so postponed with respect to such portion (and fairly prorated based on the rentable square footage involved). If the Commencement Date is postponed pursuant to the foregoing provisions for a ninety (90) day initial grace period, Tenant shall have the right to terminate this Lease by notice to Landlord given within ten (10) days thereafter, subject to Landlord’s right to cure as provided in Article 21. Any such delay in the Commencement Date shall not subject Landlord to liability for loss or damage resulting therefrom, and Tenant’s sole recourse with respect thereto shall be the postponement of Rent and other obligations and right to terminate this Lease described herein,

D.           Adjustments and Confirmation. If the Commencement Date is advanced to an earlier date as provided above, the Expiration Date shall not be changed. If the Commencement Date is postponed as provided above, the Expiration Date shall be extended by the same length of time if Landlord so elects by notice to Tenant. If the adjusted Expiration Date occurs other than on the last day of a calendar month, Landlord may further elect by such notice to extend the Term so that the Expiration Date is the last clay of such calendar month. Landlord and Tenant shall execute a confirmation of any dates as adjusted herein in such form as Landlord may reasonably request; any failure to respond within thirty (30) days after Landlord provides such written confirmation shall be deemed an acceptance of the dates set forth in Landlord’s confirmation. If Tenant disagrees with Landlord’s adjustment of such dates, Tenant shall pay Rent and perform all other obligations commencing and ending on the dates determined by Landlord, subject to refund or credit when the matter is resolved.

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ARTICLE 3

BASE RENT AND ADDITIONAL RENT

A.           Base Rent. Tenant shall pay Landlord the monthly Base Rent set forth in Article I in advance on or before the first day of each calendar month during the Term; provided, Tenant shall pay Base Rent for the first full calendar month for which Base Rent shall be due (and any initial partial month) when Tenant executes this Lease.

B.           Taxes and Expenses. Tenant shall pay Landlord Tenant’s Share of Taxes and Expenses in excess of the amounts of Taxes and Expenses respectively for the Base Tax Year and Base Expense Year in the manner described below. The foregoing capitalized terms shall have the meanings specified therefor in Articles 1 and 30.

C.           Payments.

(i)          Landlord may reasonably estimate in advance the amounts Tenant shall owe for Taxes and Expenses for any full or partial calendar year of the Term. Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant’s payment of Base Rent. Landlord may reasonably adjust such estimate from time to time (but not more than twice in any calendar year).

(ii)         Within 120 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the “Statement”) showing: (a) the amount of actual Taxes and Expenses for such calendar year, with a listing of amounts for major categories of Expenses, (b) any amount paid by Tenant towards Taxes and Expenses during such calendar year on an estimated basis, and (c) any revised estimate of Tenant’s obligations for Taxes and Expenses for the current year.

(iii)        If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Taxes and Expenses for such year, Tenant shall pay the difference within thirty (30) days after Landlord delivers the Statement, If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Taxes and Expenses, Landlord shall credit the difference against the payment of Rent next due. However, if the Term shall have expired and no further Rent shall be due, Landlord shall provide a prompt refund of such difference with the final Statement for such year and Landlord’s obligation to provide a prompt refund shall survive termination of the Lease.

(iv)        If the Statement shows a further increase in Tenant’s estimated payments for the current calendar year, Tenant shall: (a) thereafter pay the new estimated amount until Landlord further revises such estimated amount, and (b) pay the difference between the new and former estimates for the period from January 1 of the current calendar year through the month in which the Statement is sent within thirty (30) days after Landlord delivers the Statement.

(v)         In lieu of providing one Statement covering both Taxes and Expenses, Landlord may provide separate statements. So long as Tenant’s obligations hereunder are not materially adversely affected thereby, Landlord reserves the right upon sixty (60) days advance written notice to reasonably change, from time to time, the manner or timing of Tenant’s payments for Taxes and Expenses.

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D.           Tax Refunds, Protest Costs, Fiscal Years and Special Assessments. Landlord shall each year: (i) credit against Taxes any refunds received during such year, whether or not for a prior year, (ii) include in Taxes any additional amount paid during such year involving an adjustment to Taxes for a prior year due to supplemental assessment or other reason, (iii) for Taxes payable in installments over more than one year, include only the minimum amounts payable each year and any interest thereon, and (iv) include, in either Taxes or Expenses, any reasonable fees for attorneys, consultants and experts, and other costs paid during such year in attempting to protest, appeal or otherwise seek to reduce or minimize Taxes, whether or not successful. Notwithstanding anything to the contrary contained in this Lease, if any taxing authority, at any time, uses a fiscal year other than a current calendar year, Landlord may elect to require payments by Tenant based on: (a) amounts paid or payable during each calendar year without regard to such fiscal years, or (b) amounts paid or payable for or during each fiscal tax year.

E.           Grossing Up and Tenant’s Share Adjustments. In order to allocate variable Expenses (i.e. those items that vary based on occupancy levels, such as janitorial and utility costs) among those parties who are leasing space when the Property is not fully occupied during all or a portion of any calendar year, Landlord shall reasonably determine the amount of such variable Expenses that would have been paid had the Property been fully occupied, and the amount so determined shall be deemed to have been the amount of variable Expenses for such year (rather than adjusting Tenant’s Share by subtracting vacant space from the denominator). If Landlord does so in computing Expenses for any subsequent year, Landlord shall make a similar adjustment to Expenses for the Base Expense Year in such computation. Similarly, if Landlord is not furnishing any particular utility or service to a tenant during any period (the cost of which, if performed by Landlord, would be included in Expenses), Landlord shall for such period: (1) exclude the rentable area of such tenant from the rentable area of the Property in computing Tenant’s Share of the component of Expenses for such utility or service, or (ii) adjust Expenses to reflect the additional amount that would reasonably have been incurred had Landlord furnished such utility or service to such tenant (rather than adjusting Tenant’s Share). “Tenant’s Share” shall be subject to other adjustments as provided in the definition thereof in Article 30 below.

F.           Prorations; Payments After Term Ends. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant’s obligations to pay amounts towards Taxes and Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Tenant’s obligations to pay Taxes and Expenses (or any other amounts) accruing during, or relating to, the period prior to expiration or earlier termination of this Lease, shall survive such expiration or termination.

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G.           Landlord’s Accounting Practices and Records. Landlord shall maintain records respecting Taxes and Expenses and determine the same in accordance with sound accounting and management practices consistently applied in accordance with this Lease. Tenant’s employees (or any certified public accounting firm acting for Tenant on a non-contingent fee basis) shall have the right to review such records by sending notice to Landlord no later than sixty (60) days following the furnishing of the Statement specifying such records as Tenant reasonably desires to review. Such review shall be subject to the continuing condition that Tenant not be in Default beyond any applicable cure period, and subject to reasonable scheduling by Landlord during normal business hours at the place or places where such records are normally kept. No later than sixty (60) days after Landlord makes such records available for review, Tenant shall send Landlord notice specifying any exceptions that Tenant takes to matters included in such Statement, Tenant’s detailed reasons for each exception which support a conclusion that such exception properly identifies an error in such Statement, and a complete copy of the review report. Such Statement shall be considered final and binding on Tenant, except as to matters to which exception is taken after review of Landlord’s records in the foregoing manner and within the foregoing times. The foregoing times for sending Tenant’s notices hereunder are critical to Landlord’s budgeting process, and are therefore of the essence of this Paragraph. If Tenant takes timely exception as provided herein, Landlord may seek certification from an independent certified public accountant or financial consultant (who shall be subject to Tenant’s reasonable approval) as to the proper amount of Taxes and Expenses or the items as to which Tenant has taken exception. In such case: (i) such certification shall be considered final and binding on both parties (except as to additional amounts not then known or omitted by error), and (ii) Tenant shall pay Landlord for the cost of such certification, unless it shows that Taxes and Expenses were overstated by a net amount of five percent (5%) or more (in which case, Landlord shall pay for such certification, and shall also reimburse Tenant’s reasonable, direct, out-of-pocket costs for Tenant’s review of Landlord’s records hereunder up to a maximum of $2,000, within thirty (30) days after Tenant provides Landlord with reasonable evidence thereof). Pending review of such records and resolution of any exceptions, Tenant shall pay Tenant’s Share of Taxes and Expenses in the amounts shown on such Statement, subject to credit, refund or additional payment after any such exceptions are resolved.

H.           Base Year Adjustments. If Taxes for the Base Tax Year are reduced as a result of protest or otherwise, Landlord may use the final reduced amount of Taxes for the Base Tax Year to compute Tenant’s obligations for increases in Taxes during the Term. In such case, Tenant shall pay Landlord, within thirty (30) days after notice, any additional amount of Taxes required by such computation for any period that has theretofore occurred during the Term following the Base Tax Year. Landlord may also use sound management and accounting practices to normalize Base Expense Year Expenses by reducing or excluding from Base Expense Year Expenses: (i) any unusual costs or cost increases, including any market-wide energy cost spikes or increases, surcharges, or energy taxes, due to war, terrorism, boycotts, brown-outs or hurricanes, and (ii) the amortization of capital expenditures otherwise permitted under Article 30 (provided amortization of capital expenditures shall only be included in subsequent year Expenses to the extent permitted under Article 30). If Landlord eliminates from any subsequent year Expenses a recurring category of Expenses previously included in Base Expense Year Expenses, Landlord may subtract such category from Base Expense Year Expenses commencing with such subsequent year.

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I.           General Payment Matters. Base Rent, Taxes, Expenses and any other amounts which Tenant is or becomes obligated to pay Landlord under this Lease Of other agreement entered in connection herewith are sometimes herein referred to collectively as “Rent,” and all remedies applicable to the non-payment of rent shall be applicable thereto. Tenant shall pay Rent in good funds and legal tender of the United States of America, together with any applicable sales tax or other taxes on Rent as further described in Article 14. Tenant shall pay Rent without any deduction, recoupment, set-off or counterclaim, and without relief from any valuation or appraisement laws, except as may be expressly provided in this Lease. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord or a waiver of Landlord’s right to require payment of Tenant’s obligations for actual or estimated Taxes or Expenses. In no event shall a decrease in Taxes or Expenses serve to decrease Base Rent. Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

J.           Initial Abatement of Base Rent. Notwithstanding anything to the contrary herein, as a concession to enter this Lease and provided Tenant is not then in Default, Tenant’s obligations for Base Rent shall be abated for three (3) months commencing on the Commencement Date (except if the Commencement Date does not occur on the first day of a calendar month, the abatement period shall be ninety (90) days), subject to the following conditions. If Tenant shall Default under this Lease, Tenant shall immediately commence paying the full amount otherwise required under this Lease without regard to such period, if the foregoing period is still in effect. Tenant shall be permitted to apply all or part of the Base Rent abatement amount toward the payment of any Tenant’s Cost under Exhibit C.

ARTICLE 4

CONDITION OF PREMISES

Tenant has inspected, or had an opportunity to inspect, the Premises (and portions of the Property, Systems and Equipment providing access to or serving the Premises), and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided under this Lease, and except for latent defects reported to Landlord in writing no later than the first (1st) anniversary of the Commencement Date. With respect to the Work that Landlord shall perform under the Work Letter attached as Exhibit C hereto: (i) Landlord shall use diligent, good faith efforts to substantially complete such Work to an extent that Tenant can reasonably occupy the Premises by the Commencement Date set forth in Article 1, subject to Article 2 and the other provisions of this Lease, (ii) Tenant shall use diligent, good faith efforts to cooperate, and to cause its space planners, architects, contractors, agents and employees to cooperate, diligently and in good faith with Landlord and any space planners, architects, contractors or other parties designated by Landlord, so that such Work can be planned, permits can be obtained, and the Work can be substantially completed by the Commencement Date set forth in Article 1, and (iii) the Commencement Date, Rent and Tenant’s other obligations shall be subject to adjustment as described in Article 2. In the event of any dispute as to whether such Work has been substantially completed, Landlord may refer the matter to a licensed architect (subject to Tenant’s reasonable approval), whose professional good faith decision shall be final and binding on the parties.

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ARTICLE 5

QUIET ENJOYMENT

Landlord agrees that, if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold the Premises during the Term free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

ARTICLE 6

UTILITIES AND SERVICES

A.           Standard Landlord Utilities and Services. Landlord shall provide the following utilities and services (the cost of which shall be included in Expenses):

(i)          Heat and air-conditioning to provide a temperature consistent with comparable office buildings in the vicinity, in Landlord’s reasonable opinion and in accordance with applicable Law, for reasonable occupancy of the Premises as offices during Building Hours (as defined in Article 30).

(ii)         Water from city mains for drinking, lavatory and toilet purposes, at those points of supply provided for nonexclusive general use of tenants at the Property, or points of supply in the Premises already existing or installed by or with Landlords written consent for such purposes.

(iii)        Cleaning and trash removal in and about the Premises five (5) times per week, excluding weekends and Holidays.

(iv)        Passenger elevator service at all times (if the Property has such equipment serving the Premises), and freight elevator service (if the Property has such equipment serving the Premises, and subject to reasonable scheduling by Landlord), in common with Landlord and other parties.

(v)         Electricity for building-standard overhead office lighting fixtures, and equipment and accessories customary for offices, where: (a) Tenant uses an amount of electricity that is generally consistent with average office use at comparable office buildings in the vicinity, as reasonably determined by Landlord, (b) the Systems and Equipment are suitable, and the safe and lawful capacity thereof is not exceeded, and (c) sufficient capacity remains for other tenants, as reasonably determined by Landlord.

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B.           Additional Utilities and Services. Landlord shall seek to provide such extra utilities or services as Tenant may from time to time request, if the same are reasonable and feasible for Landlord to provide and do not involve modifications or additions to the Property or existing Systems and Equipment, and if Landlord shall receive Tenant’s request within a reasonable period prior to the time such extra utilities or services are required, Landlord may comply with written or oral requests by any officer or employee of Tenant, unless Tenant shall notify Landlord of, or Landlord shall request, the names of authorized individuals (up to 3 for each floor on which the Premises are located) and procedures for written requests. Tenant shall pay, for any extra utilities or services, such standard charges as Landlord shall from time to time establish, Landlord’s out-of-pocket costs for architects, engineers, consultants and other parties relating to such extra utilities or services, and a fee equal to fifteen percent (15%) of such costs (provided, Landlord’s standard overtime HVAC charges shall not require any additional such percentage thereon, and are currently $10.00 per hour or portion thereof, per floor or portion thereof). All payments for such extra utilities or services shall be due at the same time as the installment of Base Rent with which the same are billed, or if billed separately, shall be due within thirty (30) days after such billing. Landlord shall not be responsible for inadequate air-conditioning or ventilation whenever the use or occupancy of the Premises exceeds the normal capacity or design loads of, affects the temperature or humidity otherwise maintained by, or otherwise adversely affects the operation of, the Systems and Equipment for the Property, whether due to items of equipment or machinery generating heat, above-normal concentrations of personnel or equipment, or alterations to the Premises made by or through Tenant without balancing the air or installing supplemental HVAC equipment. In any such case, with at least thirty (30) days advance notice to Tenant, Landlord may: (i) elect to balance the air and/or install, operate, maintain and replace such supplemental HVAC equipment during the Term, at Tenant’s reasonable expense, as an extra utility or service, or (ii) require that Tenant arrange for the same as Work under Article 9. Notwithstanding the foregoing to the contrary, in lieu of charging separately for additional utilities and services, Landlord may reasonably elect from time to time to expand the amounts of services and utilities available without separate charge, in which case the costs thereof shall be included in Expenses.

C.           Monitoring. Landlord may install and operate meters, submeters or any other reasonable system for monitoring or estimating any services or utilities used by Tenant in excess of those required to be provided by Landlord under this Article (including a system for Landlord’s engineer to reasonably estimate any such excess usage). If such system indicates such excess services or utilities, Tenant shall pay Landlord’s charges and fees as described in Paragraph B above for installing and operating such system and any supplementary air-conditioning, ventilation, heat, electrical or other systems or equipment (or adjustments or modifications to the existing Systems and Equipment) which Landlord may make, and Landlord’s charges for such excess services or utilities used by Tenant.

D.           Interruptions and Changes. Landlord shall have no liability for interruptions, variations, shortages, failures, changes in quality, quantity, character or availability of any utilities or services caused by repairs, maintenance, replacements, alterations (including any freon retrofit work), labor controversies, accidents, inability to obtain services, utilities or supplies, governmental or utility company acts or omissions, requirements, guidelines or requests, or other causes beyond Landlord’s reasonable control (or under any circumstances with respect to utilities or services not required to be provided by Landlord hereunder). Under no circumstances whatsoever shall any of the foregoing be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof, serve to abate Rent (except as set forth below), or relieve Tenant from performance of Tenant’s obligations under this Lease. However, in any such event after receiving notice, Landlord shall use commercially reasonable efforts to restore such utilities or services required to be provided hereunder to reasonable levels.

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E.           Abatement of Rent. Notwithstanding Paragraph D above to the contrary, if: (a) any services or utilities required to be provided by Landlord hereunder are interrupted or discontinued as a result of Landlord’s negligence (and not caused by Tenant or its employees, agents or contractors), and Tenant is unable to and does not use the Premises as a result of such interruption or discontinuance, and (b) Tenant shall have given written notice respecting such interruption or discontinuance to Landlord, and Landlord shall have failed to cure such interruption or discontinuance within five (5) consecutive business days after receiving such notice, Base Rent hereunder shall thereafter be abated until such time as such services or utilities are restored or Tenant begins using the Premises again, whichever shall first occur. Notwithstanding anything to the contrary contained herein, if Tenant, or its contractors, or their respective officers, employees, contractors, invitees or agents, delay Landlord in restoring the utilities or services, Landlord shall have additional time to complete the restoration equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

ARTICLE 7

USE, COMPLIANCE WITH LAWS, AND RULES

A.           Use of Premises. Tenant shall use the Premises only for the permitted use identified in Article 1, and no other purpose whatsoever, subject to the other provisions of this Article and this Lease. Unless expressly permitted in Article 1, Tenant shall not use or permit the Premises to be used as a: (i) medical, dental, psychology, psychiatry or science office or laboratory, (ii) telemarketing “boiler-room,” or call center operation, (iii) “executive suite” or “legal suite” multi-party shared offices operation, (iv) travel agency or reservation center, (v) retail real estate brokerage, retail stock brokerage, or retail bank or financial institution, (vi) computerized vehicle sales, loan or “finder” service, (vii) social-welfare office or governmental, quasi-governmental, trade association or union office or activities, (viii) employment, placement, recruiting or clerical support agency, (ix) radio or television studio or broadcasting or recording facility, or (x) school, educational facility or training center (except for training that is minor and ancillary to general office use and does not require parking in excess of code requirements for general office use).

B.           Compliance With Laws. Tenant shall comply with all Laws relating to the Premises and Tenant’s use of the Premises and Property, and shall promptly reimburse Landlord for any expenses Landlord incurs for work or other matters relating to areas outside of the Premises in order to comply with Laws as a result of Tenant’s use of the Premises or Property; provided, Tenant shall not be required by this provision to perform structural improvements to the Premises that involve a significant capital expenditure and will result in a benefit to Landlord extending beyond the Term, as it may be extended, unless required by a Law pertaining to: (i) Tenant’s particular use of the Premises (as opposed to a Law that applies to office tenants in general), (ii) Work performed by or for Tenant or any Transferee (i.e. excluding any improvements or work that Landlord is required to perform under this Lease), or (iii) other acts or omissions of Tenant or any Transferee.

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C.           Rules. Tenant shall comply with the Rules set forth in Exhibit B attached hereto (the “Rules”). Landlord shall have the right, by written notice to Tenant, to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Property, or the promotion of safety, care, efficiency, cleanliness or good order therein. Although Landlord shall not discriminate against Tenant in the enforcement of the Rules, nothing herein shall be construed to give Tenant or any other Person any claim, demand or cause of action against Landlord arising out of the violation of Laws or the Rules by any other tenant or visitor of the Property, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance (but this provision is not a waiver of Tenant’s rights to make direct claims against Landlord for Landlord’s violations of this Lease or as permitted by any applicable Laws).

D.           Other Requirements. So long as Tenant receives written notification of the applicable requirements, Tenant shall not use or permit the Premises or Property to be used in a way that will: (i) violate the requirements of Landlord’s insurers, the American Insurance Association, or any board of underwriters, (ii) cause a cancellation of Landlord’s policies, impair the insurability of the Property, or increase Landlord’s premiums (any such increase shall be paid by Tenant upon advance written notice and a reasonable opportunity to cure the same without such payment being deemed permission to continue such activity or a waiver of any other remedies of Landlord), or (iii) violate the requirements of any Lenders, the certificates of occupancy issued for the Premises or the Property, or any other requirements, covenants, conditions or restrictions affecting the Property at any time (provided none of the foregoing shall prohibit normal office use of the Premises in compliance with this Lease).

ARTICLE 8

MAINTENANCE AND REPAIRS

Except for customary cleaning and trash removal provided by Landlord under Article 6, casualty damage to be repaired by Landlord under Article 11 and condemnation under Article 12, Tenant shall keep and maintain (or cause to be kept and maintained) the Premises in good and sanitary condition, working order and repair (ordinary wear and tear excepted), in compliance with all applicable Laws as described in Article 7, and as required under other provisions of this Lease, including the Rules (including any carpet and other flooring material, paint and wall-coverings, doors, ceilings, interior surfaces of walls, any non-Building standard lighting fixtures, and any plumbing and other fixtures, alterations, improvements, systems and equipment within or exclusively serving the Premises, whether installed by Landlord or Tenant). In the event that any repairs, maintenance or replacements are required, Tenant shall promptly notify Landlord and arrange for the same either: (i) through Landlord for such reasonable charges as Landlord may establish from time to time, payable within thirty (30) days after billing, or (ii) by engaging such contractors as Landlord generally uses at the Property for such work, or such other contractors as Landlord shall first reasonably approve in writing to perform such work, all in a first class, workmanlike trimmer and otherwise in compliance with Article 9 respecting “Work”. Tenant shall promptly notify Landlord concerning the necessity for any repairs or other work hereunder and upon completion thereof. Tenant shall pay Landlord for any repairs, maintenance and replacements to areas of the Property outside the Premises caused, in whole or in part, as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise by Tenant or its employees, agents, contractors, or visitors (notwithstanding anything to the contrary contained in this Lease). Except as provided in the preceding sentence, or for damage covered under Article 11, Landlord shall keep the roof (and roof membrane), structure, exterior walls and windows, Systems and Equipment (including any Building-standard overhead lights), and any parking and other common areas of the Property, in good and sanitary condition, working order and repair (the cost of which shall be included in Expenses to the extent permitted in the definition thereof in Article 30).

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ARTICLE 9

ALTERATIONS AND LIENS

A.           Alterations and Approval. Tenant shall not attach any fixtures, equipment or other items to the Premises, or paint or make any other additions, changes, alterations or improvements to the Premises or the Systems and Equipment serving the Premises (all such work is referred to collectively herein as the “Work”), without the prior written consent of Landlord. Landlord shall not unreasonably withhold consent, except that Landlord reserves the right to withhold consent in Landlord’s sole discretion for Work affecting the structure, safety, efficiency or security of the Property or Premises, the Systems and Equipment, or the appearance of the Premises from any common or public areas. Landlord may only require removal of Work installed by or for Tenant as provided under Article 23.

B.           Approval Conditions. Landlord reserves the right to impose reasonable requirements as a condition of such consent or otherwise in connection with the Work, including requirements that Tenant: (i) use parties contained on Landlord’s approved list (if reputable and available on commercially reasonable terms) or submit for Landlord’s prior written approval the names, addresses and background information concerning all architects, engineers, contractors, subcontractors and suppliers Tenant proposes to use, (ii) submit for Landlord’s written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (iii) obtain and post permits, (iv) provide additional insurance, bonds and/or other reasonable security and/or documentation protecting against damages, liability and liens, (v) use union labor (if Landlord uses union labor), (vi) permit Landlord or its representatives to inspect the Work at reasonable times, and (vii) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. If Landlord consents, inspects, supervises, recommends or designates any architects, engineers, contractors, subcontractors or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

C.           Performance of Work. All Work shall be performed: (i) in a thoroughly first class, professional and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) only by parties, and strictly in accordance with plans, specifications, and other matters, approved or designated by Landlord in advance in writing, (iv) so as not to adversely affect the Systems and Equipment or the structure of the Property, (v) diligently to completion and so as to avoid any disturbance, disruption or inconvenience to other tenants and the operation of the Property, and (vi) in compliance with all Laws, the Rules and other provisions of this Lease, and such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that any floor, wall or ceiling coring work or penetrations or use of noisy or heavy equipment which may interfere with the conduct of business by other tenants be performed at times other than Building Hours (at Tenant’s sole cost). If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, Landlord shall have the right to temporarily stop the applicable portions of the Work pending Tenant’s cure of such failure. Upon completion of any Work hereunder, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

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D.           Liens. Tenant shall pay all costs for the Work when due. Tenant shall keep the Property, Premises and this Lease free from any mechanic’s, materialman’s, architect’s, engineer’s or similar liens or encumbrances, and any claims therefor, or stop or violation notices, in connection with any Work. If contemplated under applicable statutory procedures, Tenant shall post and record appropriate notices of non-responsibility on behalf of Landlord, and shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording any other notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance, or stop or violation notices of record, by bond or otherwise within thirty (30) days after Landlord provides notice. If Tenant fails to do so, Landlord may pay the amount (or any portion thereof) or take such other action as Landlord deems reasonably necessary to remove such claim, lien or encumbrance, or stop or violation notices, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act that subjects Landlord’s title to, or any Lender’s interest in, the Property or Premises to any such claims, liens or encumbrances, or stop or violation notices, whether claimed pursuant to statute or other Law or express or implied contract.

E.           Landlord’s Fees and Costs. Tenant shall pay Landlord a fee for reviewing, scheduling, monitoring, supervising, and providing access for or in connection with the Work, in an amount equal to five percent (5%) of the total cost of the Work (including costs of plans and permits therefor), and Landlord’s reasonable out-of-pocket costs paid to third parties, including any costs for security, utilities, trash removal, temporary barricades, janitorial, engineering, architectural or consulting services, and other matters in connection with the Work, payable within thirty (30) days after billing; provided, such percentage fee under this Paragraph 9.E shall not apply to minor cosmetic Work costing less than $5,000, or to the Work under Exhibit C (which shall be governed by the provisions thereof).

ARTICLE 10

INSURANCE, SUBROGATION, AND WAIVER OF CLAIMS

A.           Required Insurance. Tenant shall maintain during the Term: (i) commercial general liability (“CGL”) insurance, with limits of not less than $1,000,000 for personal injury, bodily injury or death, and property damage or destruction (including loss of use thereof), combined single limit, for any one occurrence, and $2,000,000 in the aggregate per policy year, with endorsements: (a) for contractual liability covering Tenant’s indemnity obligations under this Lease, and (b) adding Landlord, the management company for the Property, and other parties reasonably designated by Landlord, as additional insureds, and (ii) primary, noncontributory, extended coverage or “all-risk” property damage insurance (including installation floater insurance during any alterations or improvements that Tenant makes to the Premises) covering any alterations or improvements beyond any work or allowance provided by Landlord under this Lease, and Tenant’s personal property, business records, fixtures and equipment, for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion, business interruption (for at least nine (9) months), and other insurable risks in amounts not less than the full insurable replacement value of such property and full insurable value of such other interests of Tenant (subject to reasonable deductible amounts).

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Landlord agrees to maintain, as part of Expenses, during the Term, commercial general liability insurance, and property damage insurance on the Property, covering such risks and in such amounts as Landlord shall deem commercially reasonable, and such other insurance as Landlord shall deem commercially reasonable (subject to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable); provided (i) such commercial general liability insurance shall be at least One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate, and (ii) such property damage insurance shall cover the Building, and leasehold improvements to the extent provided or paid for by Landlord, and shall be in the amount of full replacement cost, excluding basements, footings and foundations (subject, in each case, to such deductibles, self-insurance retention amounts, blanket and umbrella policy arrangements or other features as Landlord deems commercially reasonable).

B.           Certificates and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder prior to the Commencement Date, or Tenant’s entry to the Premises for delivery of materials or construction of improvements or any other purpose (whichever first occurs). Such certificates shall state that such insurance coverage may not be reduced, canceled or allowed to expire without at least thirty (30) days’ prior written notice to Landlord, and shall include, as attachments, originals of the additional insured endorsements to Tenant’s CGL policy required above. Tenant shall provide renewal certificates to Landlord at least thirty (30) days prior to expiration of such policies. Except as provided to the contrary herein, any insurance carried by Landlord or Tenant shall be for the sole benefit of the party carrying such insurance. Tenant’s insurance policies shall be primary to all policies of Landlord and any other additional insureds (whose policies shall be deemed excess and non-contributory). All insurance required hereunder shall be provided by responsible insurers licensed in the State in which the Property is located, and shall have a general policy holder’s rating of at least A- and a financial rating of at least X in the then current edition of Best’s Insurance Reports. Landlord disclaims any representation as to whether the foregoing coverages will be adequate to protect Tenant.

C.           Mutual Waiver of Claims and Subrogation. The parties hereby mutually waive all claims against each other for all losses covered or required to be covered hereunder by their respective insurance policies, and waive all rights of subrogation of their respective insurers; for purposes hereof, any deductible amount shall be treated as though it were recoverable under such policies. SUCH MUTUAL WAIVER OF CLAIMS SHALL APPLY REGARDLESS OF THE NEGLIGENCE OF THE OTHER PARTY OR ITS AFFILIATES, AGENTS OR EMPLOYEES. The parties agree that their respective insurance policies are now, or shall be, endorsed such that said waiver of subrogation shall not affect the right of the insured to recover thereunder.

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ARTICLE 11

CASUALTY DAMAGE

A.           Restoration. Tenant shall promptly notify Landlord of any damage to the Premises by fire or other casualty. If the Premises or any common areas of the Property providing access thereto shall be damaged by fire or other casualty, Landlord shall use available insurance proceeds to restore the same. Such restoration shall be to substantially the same condition as prior to the casualty, except for modifications required by zoning and building codes and other Laws or by any Lender, any other modifications to the common areas deemed desirable by Landlord (provided access to the Premises is not materially impaired), and except that Landlord shall not be required to repair or replace any of Tenant’s furniture, furnishings, fixtures, systems or equipment, or any alterations or improvements in excess of any work or allowance provided by Landlord under this Lease. Tenant shall reasonably cooperate in approving any plans for repairs to the Premises hereunder, and in vacating the Premises to the extent reasonably required to avoid any interference or delay in Landlord’s repair work. Promptly following completion of Landlord’s work, Tenant shall repair and replace Tenant’s furniture, furnishings, fixtures, systems or equipment, and any alterations or improvements made by Tenant in excess of those provided by Landlord, subject to and in compliance with the other provisions of this Lease.

B.           Abatement of Rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. However, Landlord shall allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord’s repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, Transferees and contractors), provided such abatement shall apply only to the extent the Premises are untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used.

C.           Termination of Lease by Landlord. Notwithstanding the foregoing to the contrary, in lieu of performing the restoration work, Landlord may elect to terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises), if the Property shall be materially damaged by the intentional misconduct of Tenant or its Transferees or their respective agents, employees or contractors, or if the Property shall be damaged by fire or other casualty or cause such that: (i) repairs to the Premises and access thereto cannot reasonably be completed within 180 days after the casualty without the payment of overtime or other premiums, (ii) more than twenty-five percent (25%) of the Premises is affected by the damage and fewer than twenty-four (24) months remain in the Term, or any material damage occurs to the Premises during the last twelve (12) months of the Term, (iii) any Lender shall require that the insurance proceeds or any material portion thereof be used to retire the Mortgage debt (or shall terminate the ground lease, as the case may be), or the damage is not fully covered, except for reasonable deductible amounts, by Landlord’s insurance policies, or (iv) the cost of the repairs, alterations, restoration or improvement work would exceed thirty-five percent (35%) of the replacement value of the Building (whether or not the Premises are affected by the damage). Tenant agrees that the abatement of Rent provided herein shall be Tenant’s sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to perform repairs or terminate the Lease by reason of damage to the Premises or Property except as set forth in Section D below.

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D.           Termination of Lease By Tenant. Notwithstanding Paragraph C above to the contrary, but subject to the provisions set forth below, Tenant may terminate this Lease if Tenant is unable to use all or a substantial portion of the Premises as a result of fire or other casualty not caused by Tenant or its employees or agents, and any one or more of the following conditions (each referred to herein as a “Termination Condition”) occurs: (i) Landlord fails to commence the restoration work within sixty (60) days after the damage occurs, or (ii) such work is estimated (which estimate Landlord shall provide within sixty (60) days following the casualty), to take more than one hundred and eighty (180) days to substantially complete after being commenced, or (iii) Landlord fails to substantially complete such work within one hundred and eighty (180) days after commencing the same, or (iv) more than 25% of the Premises is affected by the damage and fewer than twelve (12) months remain in the Term. In order to exercise any of the foregoing four separate termination rights, Tenant shall send Landlord a written notice (“Termination Notice”) of termination hereunder within ten (10) days following the occurrence of the applicable Termination Condition. Termination Notice shall set forth and reasonably describe the applicable Termination Condition, and set forth an effective termination date (“Termination Date”) selected by Tenant that is between sixty (60) days and one hundred twenty (120) days after the date of Termination Notice. Any Termination Notice properly given hereunder shall be effective to terminate this lease as though this Lease had expired on the Termination Date, unless Landlord substantially cures the applicable “Termination Condition” within thirty (30) days after the Termination Notice is delivered to Landlord in accordance with the notice provisions of this Lease. Notwithstanding anything to the contrary contained herein, if Tenant, or its officers, employees, contractors, invitees or agents delay Landlord in performing the repairs, Landlord shall have additional time to complete the work equal to such delay and Tenant shall pay Landlord all Rent for the period of such delay.

ARTICLE 12

CONDEMNATION

If at least twenty-five percent (25%) of the rentable area of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use (“Condemnation”), including any temporary taking for a period of one year or longer, then either Landlord or Tenant may elect to terminate this Lease effective on the date possession for such use is so taken, by giving notice to the other party no later than ninety (90) days after receiving notice of the filing of the Condemnation. If: (i) less than the foregoing amount of the Premises is taken, but the taking includes or affects a material portion of the Building or Property, or Landlord’s economical operation thereof, or (ii) the taking is temporary and will be in effect for less than the foregoing period but more than thirty (30) days, then in either such event, Landlord may elect to terminate this Lease upon at least thirty (30) days’ prior notice to Tenant. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall be abated for the period of the taking, and Landlord may seek a condemnation award therefor (and the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is permanently taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Landlord shall be entitled to receive the entire award or payment in connection with such Condemnation and Tenant hereby assigns to Landlord any interest therein for the value of Tenant’s unexpired leasehold estate or any other claim and waives any right to participate therein, except that Tenant shall have the right to file any separate claim available to Tenant for moving expenses and any taking of Tenant’s personal property, provided such award is separately payable to Tenant and does not diminish the award available to Landlord or any Lender.

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ARTICLE 13

ASSIGNMENT AND SUBLETTING

A.           Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of Law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any Persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than 180 days after Tenant’s notice), (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, (d) financial statements (balance sheets and income/expense statements for the current and prior year) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and (e) any other reasonable information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space or as Landlord may reasonably request. Any Transfer made without complying with this Article shall, at Landlord’s option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay $500 towards Landlord’s review and processing expenses, as well as any reasonable legal fees incurred by Landlord (which legal fees shall be subject to Tenant’s reasonable approval as to the reasonableness of the number of hours billed and hourly rates used, in relation to the scope, complexity and other matters involved with the Transfer), within thirty (30) days after Landlord’s written request, which shall include a detailed legal counsel bill.

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B.           Approval. Landlord will not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant’s notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Property or other tenants of the Property, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes in compliance with Laws, (iv) the Transferee is a government, or agency or instrumentality thereof, (v) the Transferee or any affiliate thereof is an occupant of the Property (or of any complex in which the Property is located) or has negotiated to lease space in the Property (or in such complex) from Landlord during the prior four (4) months (unless Landlord is unable to provide office space of the approximate number of square feet of rentable area (plus or minus ten percent) required by such party at the Property (or in such complex), and Tenant can provide such size space within the Premises), (vi) the Transferee does not have, in Landlord’s good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vii) the Transfer involves a partial or collateral assignment, mortgage or other encumbrance on this Lease, a sub-sublease or assignment of a sublease, (viii) the Transfer would cause Landlord to be in violation of any Laws or any other lease, Mortgage or agreement to which Landlord is a party, or would give a tenant of the Property a right to cancel its lease, or (ix) Tenant has committed and failed to cure a Default. If Tenant disagrees with Landlord’s decision to deny approval, Tenant’s sole remedy shall be to seek immediate declaratory and injunctive relief, and to recover attorneys’ fees and costs as a prevailing party under Article 17.

C.           Transfer Premiums. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall retain fifty percent (50%) of any Transfer Premium, and shall pay Landlord fifty percent (50%) of any Transfer Premium, derived by Tenant from such Transfer. “Transfer Premium” shall mean: (i) for a lease assignment, all consideration paid or payable therefor, and (ii) for a sublease, all rent, additional rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred). In any such computation, Tenant: (a) may subtract any reasonable direct out-of-pocket costs incurred in connection with such Transfer, such as advertising costs, brokerage commissions, attorneys’ fees and leasehold improvements for the Subject Space, and (b) shall include in the “Transfer Premium” any so-called “key money” or other bonus amount paid by Transferee to Tenant, and any payments in excess of fair market value for services rendered by Tenant to Transferee or in excess of fair market value for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee. Tenant shall pay the percentage of the Transfer Premium due Landlord within thirty (30) days after Tenant receives any Transfer Premium.

D.           Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of any proposed Transfer, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space, as of the date stated in Tenant’s notice as the effective date of the proposed Transfer. If this Lease shall be canceled with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. Tenant shall surrender and vacate the Subject Space, as the case may be, when required hereunder in accordance with Article 23, and any failure to do so shall be subject to Article 24.

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E.           Terms of Consent. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) unless otherwise agreed by Landlord, no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (iv) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a statement setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer. Landlord or its representatives shall have the right at reasonable times to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and to make copies thereof. If a Transfer Premium is found understated, Tenant shall pay the deficiency within thirty (30) days after billing (and if understated by more than five percent (5%), Tenant shall include with such payment Landlord’s reasonable costs of such audit). Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, whether based on Default or mutual agreement, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) require that such subtenant attorn to and recognize Landlord as its landlord under such sublease with respect to obligations arising thereafter, subject to the terms of Landlord’s standard form of attornment documentation. If Tenant shall commit a Default beyond any applicable cure period under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply toward Tenant’s obligations under this Lease).

F.           Certain Transfers. For purposes of this Lease, the term “Transfer” shall also include, and all of the foregoing provisions shall apply to: (i) the conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership, (ii) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners or members, or a transfer of a majority of partnership or membership interests, within a twelve month period, or the dissolution of the partnership or company, and (iii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or within a twelve month period: (a) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death or in connection with any debt or equity financing of Tenant) or (b) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant’s net assets.

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ARTICLE 14

PERSONAL PROPERTY, RENT AND OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, built-in and modular furniture, and systems and equipment located in or exclusively serving the Premises, notwithstanding that certain such items may become Landlord’s property under Article 23 upon termination of the Lease. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the other property of Landlord. In the event any such items shall be assessed and billed with the other property of Landlord, Tenant shall pay Landlord Tenant’s share of such taxes, charges or other governmental impositions within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of impositions applicable to Tenant’s property. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein, the privilege of renting, using or occupying the Premises or collecting Rent therefrom, or otherwise respecting this Lease or any other document entered in connection herewith, but shall not be required to pay any income tax of Landlord.

ARTICLE 15

LANDLORD’S REMEDIES

A.           Default. The occurrence of any one or more of the following events shall constitute a “Default” by Tenant and shall give rise to Landlord’s remedies set forth in Paragraph B below: (i) failure to make when due any payment of Rent, unless such failure is cured within ten (10) days after notice; (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent (or the other matters expressly described herein), unless such failure is cured within any period of time following notice expressly provided with respect thereto in other Articles hereof, or otherwise within a reasonable time, but in no event more than thirty (30) days following notice (provided, if the nature of Tenant’s failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure promptly within such period, and diligently seeks and keeps Landlord reasonably advised of efforts to cure such failure to completion); (iii) failure to cure immediately upon notice thereof any condition which is hazardous, interferes with another tenant or the operation or leasing of the Property, or may cause the imposition of a fine, penalty or other remedy on Landlord or its agents or affiliates, (iv) violating Article 13 respecting Transfers, or abandoning the Premises (“abandonment” under this Lease shall mean vacating or failing to occupy the Premises for more than thirty {30) days while Tenant is delinquent in paying Rent), or (v) (a) making by Tenant or any guarantor of this Lease (“Guarantor”) of any general assignment for the benefit of creditors, (b) filing by or for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within thirty (30) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant’s assets located in the Premises or of Tenant’s interest in this Lease, (e) Tenant’s or any Guarantor’s convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant’s or any Guarantor’s insolvency or failure, or admission of an inability, to pay debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord or any affiliate thereof which is not cured within the time permitted for cure thereunder. If Tenant violates the same term or condition of this Lease on three (3) occasions during any twelve (12) month period, and Landlord has provided notice to Tenant thereof within thirty (30) days following each such violation, then Landlord shall have the right to exercise all remedies for any further violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure such violation. The notice and cure periods herein are intended to satisfy and run concurrently with any notice and cure periods provided by Law, and shall not be in addition thereto.

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B.           Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law:

(1)         Landlord may terminate Tenant’s right of possession, lawfully reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease, taking into account, among other things, the condition of the Premises, market conditions, the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph G below) that Landlord may incur in order to enter such replacement lease, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease. For purposes of computing the amount of Rent that would have accrued after the termination date, Tenant’s obligations for Taxes and Expenses shall be projected based upon the average rate of increase in such items from the Commencement Date through the termination date. The amounts computed in accordance with the foregoing subclauses (a) and (b) shall be discounted in accordance with accepted financial practice at five percent (5%) per annum to the then present value.

(2)         Landlord may terminate Tenant’s right of possession, lawfully reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease (except as required by Law), and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which thereafter accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph G, below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant’s failure to perform its obligations under this Lease, including all Costs of Reletting (as defined in Paragraph G below). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant’s right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by notice to Tenant and may pursue such other remedies as may be available to Landlord under this Lease or Law.

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C.           Mitigation of Damages. If Landlord terminates this Lease or Tenant’s right to possession, Landlord shall use reasonable efforts to mitigate Landlord’s damages, and Tenant may submit proof of such failure to mitigate as a defense to Landlord’s claims for Rent, subject to the following clarifications: (i) Landlord shall not be required to use greater efforts or lower standards than Landlord generally uses to lease other space at the Property, (ii) Landlord will not have failed to mitigate if Landlord or its affiliates lease other portions of the Property or other projects in the vicinity before reletting the Premises, (iii) any failure to mitigate during any period shall reduce the Rent and other amounts to which Landlord is entitled by the reasonable rental value of the Premises during such period taking into account the factors described in clause B(1) above, (iv) in recognition that the value of the Property depends on the rental rates and terms of leases therein, Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Property at the time in question, or at Landlord’s option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not constitute a failure to mitigate, and (v) until Landlord terminates this Lease or Tenant’s right to possession, Landlord shall have no obligation to mitigate and may permit the Premises to remain vacant or abandoned; in such case, Tenant may seek to mitigate damages by attempting to sublease the Premises or assign this Lease pursuant to Article 13.

D.           Reletting. If this Lease or Tenant’s right to possession is terminated, or Tenant abandons the Premises (as defined in Article 15.A (iv)), Landlord may: (i) lawfully enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord’s sole but reasonable discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and (ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord’s sole but reasonable discretion, directly or as Tenant’s agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph G hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to Paragraph C and the other provisions hereof.

E.           Late Charges, Interest, and Returned Checks. Tenant shall pay, as additional Rent, a service charge of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the delinquent amount, whichever is greater, if any portion of Rent is not received within ten (10) days after due; provided however, Tenant shall not be required to pay such amount the first time in any twelve (12) month period that Tenant pays rent late. Any Rent not paid within thirty (30) days after clue shall also accrue interest from the due date at the Default Rate until paid. Such service charges and interest payments shall not be consent by Landlord to late payments, nor a waiver of Landlord’s right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. If Landlord receives two (2) or more checks that are returned by Tenant’s bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier’s checks (without limiting Landlord’s other remedies). All bank service charges resulting from any returned checks shall be borne by Tenant.

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F.           Other Remedies. If Tenant fails to perform any obligation within the time required under this Lease (including any applicable notice and cure period hereunder except in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to ten percent (10%) thereof for Landlord’s overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord’s performance of Tenant’s obligations hereunder shall not be deemed a waiver or release of Tenant therefrom. Landlord’s remedies set forth above are distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provision of this Lease. Without limiting the generality of the foregoing, Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, (ii) sue for and collect any unpaid Rent which has accrued, and (iii) invoke any statutory possessory remedies available at Law.

G.           Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, nor shall the same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express notice of such intention is sent by Landlord to Tenant (and if applicable Law permits, and Landlord shall not have expressly terminated this Lease in writing, then any termination shall be deemed a termination of Tenant’s right of possession only). Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord’s right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofore reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord’s option: (i) first, to the Costs of Reletting, (ii) second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, (iii) third, to the payment of all interest and service charges accruing hereunder, (iv) fourth, to the payment of Rent theretofore accrued, and (v) with the residue, if ally, to be held by Landlord and applied to the payment of Rent and other obligations of Tenant as the same become due (and with any remaining residue to be retained by Landlord). “Costs of Reletting” shall include all costs and expenses incurred by Landlord for any repairs or other matters described in Paragraph D above, brokerage commissions, advertising costs, reasonable attorneys’ fees, and any other reasonable costs and incentives incurred in order to enter into leases with replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues while Tenant is in Default hereunder. The times set forth herein for the curing of Defaults by Tenant are of the essence of this Lease. Tenant agrees that the notice and cure rights set forth herein contain the entire agreement of the parties respecting such matters, and hereby waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant’s right to possession after this Lease or Tenant’s right to possession is properly terminated hereunder.

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ARTICLE 16

SECURITY DEPOSIT

Tenant shall deposit with Landlord the amount set forth in Article 1 (“Security Deposit”), upon Tenant’s execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the provisions of this Lease. If Tenant commits a Default, or owes any amounts to Landlord upon the expiration or earlier termination of this Lease (including estimated amounts under Article 3, which shall remain subject to reconciliation against actual amounts as further provided therein), Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit not used or applied hereunder shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within thirty (30) days after Tenant (or such assignee) has vacated the Premises in accordance with Article 23 and this obligation shall survive termination of the Lease. If the Premises shall be expanded at any time, or if the Term shall be extended at an increased rate of Rent, the Security Deposit shall thereupon be proportionately increased. Tenant shall not assign, pledge or otherwise transfer any interest in the Security Deposit except as part of an assignment of this Lease approved by Landlord under Article 13, and any attempt to do so shall be null and void. Landlord shall provide Tenant with written notice of the transfer of the Security Deposit to any other party.

ARTICLE 17

ATTORNEYS’ FEES AND VENUE

In the event of any litigation or arbitration between the parties relating to this Lease, the Premises or Property (including pretrial, trial, appellate, administrative, bankruptcy or insolvency proceedings), the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs as part of the judgment, award or settlement therein. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation or arbitration commenced by or against the other party and is not at fault, the other party shall pay all reasonable attorneys’ fees and costs incurred by such parties in connection with such litigation. Any action or proceeding brought by either party against the other for any matter arising out of or in any way relating to this Lease, the Premises or the Property in the court having jurisdiction located closest to the Property.

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ARTICLE 18

SUBORDINATION, ATTORNMENT AND LENDER PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Property, and all other encumbrances and matters of public record applicable to the Property. Whether before or after any foreclosure or power of sale proceedings are initiated or completed by any Lender or a deed in lieu is granted (or any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party, and recognize such party as Landlord (provided such Lender or purchaser shall agree not to disturb Tenant’s occupancy so long as Tenant does not Default beyond any applicable cure period hereunder, on a form of agreement customarily used by, or otherwise reasonably acceptable to, such party). However, in the event of attornment, no Lender shall be: (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (arising prior to such Lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such Lender, or (iii) bound by any modification of this Lease not consented to by such Lender. Any Lender may elect to make this Lease prior to the lien of its Mortgage by written notice to Tenant, and if the Lender of any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant, or shall be effective as of such earlier or later date set forth in such notice. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required due to causes beyond such Lender’s reasonable control, including time to obtain possession of the Property by appointment of receiver, power of sale or judicial action). Except as expressly provided to the contrary herein, the provisions of this Article shall be self-operative; however Tenant shall execute and deliver, within ten (10) business days after request therefor, such documentation as Landlord or any Lender may request from time to time, whether prior to or after a foreclosure or power of sale proceeding is initiated or completed, a deed in lieu is delivered, or a ground lease is terminated, in order to further confirm or effectuate the matters set forth in this Article in recordable form.

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ARTICLE 19

ESTOPPEL CERTIFICATES

Tenant shall from time to time, within ten (10) business days after written request from Landlord, execute, acknowledge and deliver a statement certifying (subject to such exceptions or claims as Tenant may properly make and describe therein) the following: (i) this Lease is unmodified, and is valid and in full force and effect, (ii) the Commencement Date, Expiration Date, and rentable area of the Premises, (iii) no Rent has been paid more than one month in advance, and the annual and monthly Base Rent, Tenant’s Share of Taxes and Expenses (and the Base Years) and current payments thereof, and Security Deposit, (iv) Tenant is in possession of the Premises, and paying Rent on a current basis with no offsets, defenses or claims, (v) there are no uncured defaults on the part of Landlord or Tenant, and no events or conditions which, with the giving of notice or lapse of time or both, would constitute a default by Tenant or Landlord, (vi) Tenant has no options to purchase the Property or terminate this Lease, nor any expansion, reduction or extension rights, (vii) Landlord has satisfied any obligations to perform or reimburse Tenant for any leasehold improvements, and Tenant is not entitled to any Rent abatement period after the date of the certificate, and (viii) certifying such other matters, and including such current financial statements, as Landlord may reasonably request, or as may be requested by Landlord’s current or prospective Lenders, insurance carriers, auditors, and prospective purchasers (and including a comparable certification statement from any subtenant respecting its sublease). Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, and shall fail to do so within five (5) additional days following a second written request, Tenant shall be in Default, and shall be deemed to have agreed with the matters set forth therein (without limiting Landlord’s other remedies).

ARTICLE 20

RIGHTS RESERVED BY LANDLORD

Except to the extent expressly limited herein, including the limitations requiring that Landlord’s actions do not prevent Tenant from reasonably accessing and using the Premises for the use permitted under this Lease further described at the end of Paragraphs B and C below, Landlord reserves normal ownership rights respecting the Property (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

A.           General Matters. To: (i) change the name or street address of the Property or designation of the Premises (provided Landlord reimburses Tenant for reasonable costs for reasonable supplies of Tenant’s stationery and business cards that can no longer be used as a result of such change upon reasonable evidence thereof), (ii) install and maintain signs on and about the Property, and grant any other Person the right to do so, (iii) retain at all times, and use in appropriate instances, keys to all doors within and into the Premises, (iv) grant to any Person the right to conduct any business or render any service at the Property, whether or not the same are similar to the use permitted Tenant by this Lease, (v) have access for Landlord and other tenants of the Property to any snail chutes located on the Premises according to the rules of the United States Postal Set-vice (and to install or remove such chutes), and (vi) in case of fire, invasion, insurrection, riot, civil disorder, public excitement or other dangerous condition, or threat thereof: (a) limit or prevent access to the Property, (b) shut down elevator service, (e) activate elevator emergency controls, and (d) otherwise take such action or preventative measures deemed necessary by Landlord for the safety of tenants of the Property or the protection of the Property and other property located thereon or therein (but this provision shall impose no duty on Landlord to take such actions, and no liability for actions taken in good faith).

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B.           Access To Premises. Subject to the following provisions, to enter the Premises in order to: (i) inspect, (ii) supply cleaning service or other services to be provided Tenant hereunder, (iii) show the Premises to current and prospective Lenders, insurers, purchasers, governmental authorities, and their representatives, and during the last nine (9) months of Tenant’s occupancy, show the Premises to prospective tenants and leasing brokers, and (iv) decorate, remodel or alter the Premises if Tenant abandons the Premises [as defined in Article 15.A(iv)] at any time or vacates the same during the last 120 days of the Term (without thereby terminating this Lease), and (v) perform any work or take any other actions under Paragraph C below, or exercise other rights of Landlord under this Lease or applicable Laws. If Tenant requests that any such access occur before or after Building Hours, and Landlord schedules the work accordingly, Tenant shall pay all overtime and other additional costs in connection therewith. In connection with any such access to the Premises, except in emergencies or for cleaning or other routine services to be provided to Tenant under this Lease, Landlord shall: (a) provide reasonable advance written notice to Tenant’s on-site manager or other appropriate person, and (b) take reasonable steps to minimize any disruption to Tenant’s business.

C.           Changes To The Property. Subject to the last sentence of this Paragraph, to: (i) paint and decorate, (ii) perform repairs or maintenance, and (iii) make replacements, restorations, renovations, alterations, additions and improvements, structural or otherwise (including freon retrofit work), in and to the Property or any part thereof, including any adjacent building, structure, facility, land, street or alley, or change the uses thereof (other than Tenant’s permitted use under this Lease), including changes, reductions or additions of corridors, entrances, doors, lobbies, parking facilities and other areas, structural support columns and shear walls, elevators, stairs, escalators, mezzanines, solar tint windows or film, kiosks, planters, sculptures, displays, and other amenities and features therein, and changes relating to the connection with or entrance into or use of the Property or any other adjoining or adjacent building or buildings, now existing or hereafter constructed. In connection with such matters, Landlord may erect scaffolding, barricades and other structures, open ceilings, close entry ways, restrooms, elevators, stairways, corridors, parking and other areas and facilities, and take such other actions as Landlord deems appropriate. However, Landlord shall: (a) maintain reasonable access to the Premises, and (b) in connection with entering the Premises, comply with the last sentence of Paragraph B above.

ARTICLE 21

LANDLORD’S RIGHT TO CURE

If Landlord shall fail to perform any obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to any claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days (in non-emergency situations) or ten (10) days (in emergency situations), as applicable, after notice thereof by Tenant (provided, if the nature of Landlord’s failure is such that more time is reasonably required in order to cure, Landlord shall not be in default if Landlord commences to cure within such applicable period and thereafter diligently seeks to cure such failure to completion). If Landlord shall default and fail to cure as provided herein, Tenant shall have such rights and remedies as may be available to Tenant under applicable Laws, subject to the other provisions of this Lease; provided, Tenant shall have no right of self-help to perform repairs or any other obligation of Landlord, and shall have no right to withhold, set-off, or abate Rent, or terminate this Lease, except as may be expressly provided in this Lease (including Tenant’s rights to abate Rent and terminate this Lease under Articles 6.E, 11.B, 11.D and 12.

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ARTICLE 22

INDEMNIFICATION

Subject to the provisions of Articles 10 and 11, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from: (i) any violation or breach of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party’s use of the Premises or Property, or out of any other act or omission of any Tenant Parties, and (iii) any other damage, loss or injury to persons, property or business occurring in, about or from the Premises, except to the extent that such other damage, loss or injury to persons, property or business is caused by the negligence or intentional misconduct of Landlord. For purposes of this provision, “Tenant Parties” shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, Transferees and contractors. Subject to Articles 10 and 11 and the other provisions of this Lease, and excluding matters covered by Tenant’s foregoing indemnity obligations, Landlord shall defend, indemnify and hold harmless Tenant from and against claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs) arising in the common areas of the Property from or relating to any loss of life, damage or injury to persons, property or business to the extent caused by any violation or breach of this Lease or any other negligence, intentional misconduct, or any other act or omission of Landlord or Landlord’s agents or employees.

ARTICLE 23

RETURN OF POSSESSION

A.           General Provisions. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall vacate and surrender possession of the entire Premises in the condition required under Article 8 and the Rules, ordinary wear and tear, casualty and condemnation excepted, shall surrender all keys and key cards, and any parking transmitters, stickers or cards to Landlord, and shall remove all personal property and office trade fixtures that may be readily removed without damage to the Premises or Property, subject to the following provisions.

B.           Landlord’s Property. All improvements, fixtures and other hems, including ceiling light fixtures, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, Lines under Article 28, built-in shelves and cabinets, interior partitioning, interior stairs, wall coverings, carpeting and other flooring, blinds, drapes and window treatments, in or serving the Premises, whether installed by Tenant or Landlord, and any other items installed or provided by Landlord or at Landlord’s expense (including any modular furniture provided or paid for by Landlord), shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant, unless Landlord elects otherwise as provided in Paragraph C below.

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C.           Removal of Items by Tenant. Notwithstanding the foregoing to the contrary, if prior to expiration or earlier termination of this Lease Landlord so directs by notice, Tenant shall promptly remove such items described in Paragraph B above as are designated in such notice and restore the Premises to the condition prior to the installation of such items in a good and workmanlike manner, subject to normal wear and tear; subject to the following provisions: (i) Landlord shall not require removal of any such items that already existed in the Premises before this Lease and Tenant’s occupancy of the Premises, and (ii) Landlord may only require that Tenant remove any other improvements installed by or for Tenant if Landlord expressly reserves such right in writing in connection with Landlord’s approval of the plans for such improvements. Notwithstanding anything contained herein to the contrary, Tenant shall remove all Lines installed by or for Tenant.

D.           Tenant’s Failure to Remove Items. If Tenant shall fail to remove any items from the Premises as required hereunder, Landlord may do so and Tenant shall pay Landlord’s reasonable charges therefor upon demand. All such property removed from the Premises by Landlord pursuant to any provisions of this Lease or any Law may be handled or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after expiration or earlier termination of this Lease or Tenant’s right to possession shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. Unless prohibited by applicable Law, Landlord shall have a lien against such property for the costs incurred in removing and storing the same.

ARTICLE 24

HOLDING OVER

Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% for the first thirty (30) days, and thereafter 200%, of the amount of Rent then applicable prorated on a per diem basis for each day that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration or earlier termination of this Lease as required under Article 23, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amount of Rent monthly in advance (subject to refund of any partial month occupancy prorated on a per diem basis), and such other amounts on demand. The foregoing provisions, and Landlord’s acceptance of any such amounts, shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain a tenant-at-sufferance bound to comply with all other provisions of this Lease until Tenant properly vacates the Premises, including Article 23), and Landlord shall have such other remedies to recover possession of the Premises as may be available to Landlord under applicable Laws. Notwithstanding the foregoing, before or after termination, Landlord may provide notice advising Tenant of the Rent and other terms on which Tenant may hold over on a month-to-month basis; if Tenant holds over more than one full calendar month after delivery of such notice, Tenant shall thereafter be a month-to-month tenant on the terms of this Lease prior to termination as modified by Landlord’s notice.

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ARTICLE 25

NOTICES

Except as expressly provided to the contrary in this Lease, every notice or other communication to be given by either party to the other with respect hereto or to the Premises or Property, shall be in writing and shall not be effective unless served personally or by national air courier service, or United States certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth in Article 1, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing (or as of any earlier date evidenced by a receipt from such national air courier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be effective when received by the parties at the addresses required herein.

ARTICLE 26

REAL ESTATE BROKERS

Landlord and Tenant hereby mutually: (i) represent and warrant to each other that they have dealt only with the broker, if any, designated in Article 1 (whose commission, if any, shall be paid pursuant to separate written agreement by the party signing such agreement) as broker, agent or finder in connection with this Lease, and (ii) agree to defend, indemnify and hold each other harmless from and against any and all claims, demands, losses, liabilities, damages, judgments, costs and expenses (including reasonable attorneys’ and expert witness fees, and court costs), arising or alleged to arise from any breach of their respective foregoing representation and warranty under this Article.

ARTICLE 27

NO WAIVER

No provision of this Lease will be deemed waived by either party unless expressly waived in writing and signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. Acceptance of Rent by Landlord directly or through any agent or lock-box arrangement shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease (and Landlord reserves the right to return or refund any untimely payments if necessary to preserve Landlord’s remedies). No acceptance of a lesser amount of Rent shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or-payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. The acceptance of Rent or of the performance of any other term or provision from, or providing directory listings or services for, any Person other than Tenant shall not constitute a waiver of Landlord’s right to approve any Transfer. No delivery to, or acceptance by, Landlord or its agents or employees of keys, nor any other act or omission of Tenant or Landlord or their agents or employees, shall be deemed a surrender, or acceptance of a surrender, of the Premises or a termination of this Lease, unless stated expressly in writing by Landlord.

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ARTICLE 28

TELECOMMUNICATION LINES

A.           Telecommunication Lines. Subject to Landlord’s continuing right of supervision and reasonable approval, and the other provisions hereof, Tenant may: (i) install telecommunication lines (“Lines”) connecting the Premises to any Property terminal block already serving or available to serve the Premises, or (ii) use such Lines as may currently exist and already connect the Premises to such terminal block. Such terminal block may comprise, or be connected through riser or other Lines with, a main distribution frame (“MDF”) for the Property. Landlord disclaims any representations, warranties or understandings concerning the capacity, design or suitability of any such terminal or MDF, Property riser Lines, or related equipment. If there is, or will be, more than one tenant in the Property, at any time, Landlord may allocate, and periodically reallocate, connections to the terminal blocks and MDF based on the proportion of rentable area each tenant leases, or the type of business operations or requirements of such tenants, in Landlord’s reasonable discretion. Landlord may arrange for an independent contractor to review Tenant’s requests for approval hereunder, monitor or supervise Tenant’s installation, connection and disconnection of Lines, and provide other such services, or Landlord may provide the same, and Tenant shall pay Landlord’s reasonable charges therefor as provided in Article 9.

B.           Installation. Tenant may install and use Tenant’s Lines and make connections and disconnections at the terminal blocks as described above, provided Tenant shall: (i) obtain Landlord’s prior written reasonable approval of all aspects thereof, (ii) use an experienced and qualified contractor reasonably designated or approved in writing in advance by Landlord (whom Landlord may require to enter an access and indemnity agreement on Landlord’s then-standard form of agreement therefor), (iii) comply with such reasonable inside wire standards as Landlord may adopt from time to time, and all other provisions of this Lease, including Article 9 respecting Work, and the Rules respecting access to the wire closets, (iv) not install Lines in the same sleeve, chaseway or other enclosure in close proximity with electrical wire, and not install PVC-coated Lines under any circumstances, (v) thoroughly test any riser Lines to which Tenant intends to connect any Lines to ensure that such riser Lines are available and are not then connected to or used for telephone, data transmission or any other purpose by any other party (whether or not Landlord has previously approved such connections), and not connect to any such unavailable or connected riser Lines, and (vi) not connect any equipment to the Lines which may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, unless the Lines therefor (including riser Lines) are appropriately insulated to prevent such excessive electromagnetic fields or radiation (and such insulation shall not be provided by the use of additional unused twisted pair Lines). As a condition to permitting installation of new Lines, Landlord may require that Tenant remove any existing Lines located in or serving the Premises previously installed or utilized by Tenant.

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C.           Limitation of Liability. Except to the extent due to Landlord’s intentional misconduct or grossly negligent acts, Landlord shall have no liability for damages arising, and Landlord does not warrant that the Tenant’s use of the Lines will be free, from the following (collectively called “Line Problems”): (i) any eavesdropping, wire-tapping or theft of long distance access codes by unauthorized parties, (ii) any failure of the Lines to satisfy Tenant’s requirements, or (iii) any capacitance, attenuation, cross-talk or other problems with the Lines, any misdesignation of the Lines in the MDF room or wire closets, or any shortages, failures, variations, interruptions, disconnections, loss or damage caused by or in connection with the installation, maintenance, replacement, use or removal of any other Lines or equipment at the Property by or for other tenants at the Property, by any failure of the environmental conditions at or the power supply for the Property to conform to any requirements of the Lines or any other problems associated with any Lines or by any other cause. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of any Rent or other charges under the Lease, or relieve Tenant from performance of Tenant’s obligations under the Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

ARTICLE 29

HAZARDOUS MATERIALS

A.           Hazardous Materials Generally Prohibited. Landlord represents that, to the actual knowledge of the Landlord’s Asset Manager for the Property, as of the date of this Lease, there are no Hazardous Materials on or affecting the Premises or common areas of the Property serving the Premises in violation of any environmental Laws. Except as provided herein, Tenant and Landlord shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge, spill or leak any “Hazardous Material” (as defined in Article 30), or permit their respective employees, agents, contractors, or other occupants of the Premises to engage in such activities on or about the Property. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, maintenance and handling within, the Property by Landlord, or the Premises by Tenant, of substances customarily and lawfully used by Landlord in operating the Property, or by Tenant in the business which Tenant is permitted to conduct in the Premises under this Lease, as an incidental and minor part of such business, and provided: (i) such substances shall be properly labeled, contained, used and stored only in small quantities reasonably necessary for such permitted use and the ordinary course of such business operations, in accordance with applicable Laws, prevailing standards, and the manufacturers’ instructions therefor, and as Landlord shall reasonably require (but no warning notices or symbols shall be placed, or required to be placed, on or near any door to or within the Premises or Property), (ii) such substances shall not be disposed of, released, discharged or permitted to spill or leak in or about the Premises or the Property (and under no circumstances shall any Hazardous Material be disposed of within the drains or plumbing facilities in or serving the Premises or Property or in any other public or private drain or sewer, regardless of quantity or concentration), (iii) if any applicable Law or Landlord’s trash removal contractor requires that any such substances be disposed of from the Premises separately from ordinary trash, Tenant shall make arrangements at Tenant’s expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (iv) any remaining such substances shall be completely, properly and lawfully removed from the Property upon expiration or earlier termination of this Lease, and (v) for purposes of removal and disposal of any such substances for which Tenant is responsible hereunder, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

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B.           Clean Up Responsibilities. If any Hazardous Material is released, discharged or disposed of, or permitted to spill or leak, by Tenant or its Transferees or their respective agents, employees or contractors, in violation of the foregoing provisions of Article 29.A, Tenant shall immediately and properly clean up and remove the Hazardous Materials from the Premises, Property and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord) in compliance with applicable Laws and then prevailing industry practices and standards, at Tenant’s expense (without limiting Landlord’s other remedies therefor). Such clean up and removal work (“Tenant Remedial Work”) shall be considered Work under Article 9 and subject to the provisions thereof, including Landlord’s prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. In connection therewith, Tenant shall provide documentation evidencing that all Tenant Remedial Work or other action required hereunder has been properly and lawfully completed (including a certificate addressed to Landlord from an environmental consultant reasonably acceptable to Landlord, in such detail and form as Landlord may reasonably require). If any Hazardous Material is released, discharged, disposed of, or permitted to spill or leak on or about the Property and is not caused by Tenant or its Transferees or their respective agents, employees or contractors, such release, discharge, disposal, spill or leak shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant’s use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under this Lease (including Landlord’s obligations to restore under Article 11.A by lawfully abating the Hazardous Material, and Tenant’s rights to abate Rent under Article 11.B).

C.           Miscellaneous. Tenant shall immediately upon written request provide Landlord with copies of all material safety data sheets, permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, remediation and cleanup plans, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to this Article (collectively referred to herein as “Tenant’s Hazardous Materials Records”). Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant’s activities involving Hazardous Material on or about the Premises or Property, and shall not allow such obligations to become a lien or charge against the Property or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may: (i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, and/or (ii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

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ARTICLE 30

DEFINITIONS

(A)         Building” shall mean the structure (or portion owned by Landlord) identified in Article 1.

(B)         “Building Hours” shall mean 8:00 A.M. to 6:00 P.M. Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, except Holidays. “Holidays” means all federal and state holidays, including New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(C)         “Default Rate” shall mean one and one half percent (1.5%) per month, or the highest rate permitted by applicable Law, whichever shall be less.

(D)         “Expenses” shall mean all expenses, costs and amounts (other than Taxes) of every kind and nature relating to the ownership, management, repair, maintenance, replacement, insurance and operation of the Property, including, without limitation (except as expressly set forth herein): (i) Utility Costs, (ii) complying with Laws, subject to the exclusions below, (iii) insurance, including property damage and liability, and which may include, boiler, rent loss, workers’ compensation, builders’ risk, automobile, flood, earthquake and other coverages, including a reasonable allocation of costs under any blanket policies and self-retention funds, (iv) supplies, materials, tools and equipment, including rental, installment purchase and financing agreements therefor, (v) accounting, security, janitorial, property management and other services, (vi) compensation and benefits for personnel providing services at or below the level of senior property manager (but if personnel handle other properties or functions, the foregoing expenses shall be allocated appropriately between the Property and such other properties or functions), (vii) payments under any reciprocal easement, declaration or other agreement for sharing common area costs or other matters in any development or complex in which the Property is located, (viii) sales or other taxes on supplies or services for the Property, (ix) operating and maintaining a property management office, including the fair rental value, appropriately allocated between the Property and any other property served by such office, and (x) operation, maintenance, repair, installation, replacement, painting, decorating and cleaning of the Property and off-site items that benefit the Property, including signs, traffic signals, drainage and irrigation systems, sidewalks, driveways, parking facilities, loading and service areas, landscaping, common area fixtures, trash compactors, doors, windows, roofs, Systems and Equipment, and any other features of and services for the Property. The foregoing provision is for definitional purposes and shall not impose any obligation upon Landlord to incur such expenses, nor limit other Expenses that Landlord may incur for the Property. Landlord may retain independent contractors (or affiliated contractors at market rates) to provide any services or perform any work, in which case the costs thereof shall be deemed Expenses. Expenses shall, however, exclude:

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(1)         the following items: (a) interest and amortization on Mortgages, and other debt costs or ground lease payments, if any, except as provided herein, (b) depreciation of buildings and other improvements (except permitted amortization of certain capital expenditures as provided below), (c) legal fees in connection with leasing, tenant disputes or enforcement of leases, (d) real estate brokers’ commissions or marketing costs, (e) improvements or alterations to tenant spaces, (f) the cost of providing any service directly to, and paid directly by, any tenant, (g) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Expenses in the year in which received), (h) costs of Landlord’s general overhead and general administrative expenses (at Landlord’s off-site corporate or partnership ownership level, as opposed to typical property management general overhead and general administrative expenses that are billed to tenants under similar provisions in office leases in comparable buildings in the vicinity), (i) costs arising from Landlord’s charitable or political contributions, (i) salaries, wages or other compensation paid to officers or executives of Landlord above the level of property manager in their respective capacities, (k) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord, (1) costs of acquiring, leasing or restoring any items in the nature of “fine art” (rather than decorative art work and seasonal decorations), (m) electrical power costs and other services for which any tenant directly contracts with the local service company, (n) all items and services for which Tenant has reimbursed Landlord, (o) legal and other costs associated with the mortgaging, refinancing or sale of the Building or Property or any interest therein, (p) tax penalties incurred as a result of Landlord’s gross negligence, willful misconduct or inability to make payments when due; and

(2)         capital expenditures, except those: (a) made primarily to reduce Expenses or increases therein, or to comply with Laws or insurance requirements (excluding capital expenditures to cure violations of Laws or insurance requirements that existed prior to the date of this Lease), or (b) for replacements (as opposed to additions or new improvements) of roofs and parking areas, and other nonstructural items located in the common areas of the Property required to keep such areas in good condition; provided, any such permitted capital expenditure shall be amortized (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonably estimated savings in Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord.

(E)         “Hazardous Material” shall include, but not be limited to: (i) any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof, (ii) petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, biohazards, infectious or medical waste and “sharps”, printing inks, acids, DDT, pesticides, ammonia compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which require investigation or remediation under any Law or governmental policy, and (iii) any item defined as a “hazardous substance”, “hazardous material”, “hazardous waste”, “regulated substance” or “toxic substance” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. §1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., Clean Water Act, 33 U.S.C. §1251, et seq., Safe Drinking Water Act, 14 U.S.C. §300f, et seq., Toxic Substances Control Act, 15 U.S.C. §2601, et seq., Atomic Energy Act of 1954, 42 U.S.C. §2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time.

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(F)         “Landlord” shall mean only the landlord from time to time.

(G)         “Law” or “Laws” shall mean all federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in the State in which the Property is located, and decisions of federal courts applying the Laws of such State, at the time in question. This Lease shall be interpreted and governed by the Laws of the State in which the Property is located.

(H)         “Lender” shall mean the holder of any Mortgage at the time in question, and where such Mortgage is a ground lease, such term shall refer to the ground lessor (and the term “ground lease” although not capitalized is intended throughout this Lease to include any superior or master lease).

(I)         “Mortgage” shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Property or Building, or any part thereof, and all renewals, modifications, consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

(J)         “Person” shall mean an individual, trust, partnership, limited liability company, joint venture, association, corporation and any other entity.

(K)         “Premises” shall mean the area within the Building identified in Article 1 and Exhibit A. Possession of areas necessary for utilities, services, safety and operation of the Property, including the Systems and Equipment, fire stairways, perimeter walls, space between the finished ceiling of the Premises and the slab of the floor or roof of the Property thereabove, and the use thereof together with the right to install, maintain, operate, repair and replace the Systems and Equipment, including any of the same in, through, under or above the Premises in locations that will not materially interfere with Tenant’s use of the Premises, are hereby excepted and reserved by Landlord, and not demised to Tenant.

(L)         “Property” shall mean the Building, and any common or public areas or facilities, easements, corridors, lobbies, sidewalks, loading areas, driveways, landscaped areas, skywalks, parking rights, garages and lots, and any and all other rights, structures or facilities operated or maintained in connection with or for the benefit of the Building, and all parcels or tracts of land on which all or any portion of the Building or any of the other foregoing items are located, and any fixtures, machinery, apparatus, Systems and Equipment, furniture and other personal property located thereon or therein and used in connection with the operation thereof. Landlord reserves the right to add land, buildings, easements or other interests to, or sell or eliminate the same from, the Property, and grant interests and rights in the Property to other parties. If the Building shall now or hereafter be part of a development or complex of buildings or structures collectively owned by Landlord or its affiliates, the Property shall, at Landlord’s option, also be deemed to include such other of those buildings or structures as Landlord shall from time to time designate, and shall initially include such buildings and structures (and related facilities and parcels on which the same are located) as Landlord shall have incorporated by reference to the total rentable area of the Property in Article 1.

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(M)         “Rent” shall have the meaning specified therefor in Article 3.

(N)         “Systems and Equipment” shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply light, heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life/safety systems or equipment, or any elevators, escalators or other mechanical, electrical, electronic, computer or other systems or equipment for the Property, except to the extent that any of the same serves particular tenants exclusively (and “systems and equipment” without capitalization shall refer to such of the foregoing items serving particular tenants exclusively).

(O)         “Taxes” shall mean all amounts (unless required by Landlord to be paid under Article 14 or as Expenses) for federal, state, county, or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature in connection with the ownership, leasing and operation of the Property, whether foreseen or unforeseen, general, special, ordinary or extraordinary (including real estate and ad valorem taxes, general and special assessments, transit taxes, water and sewer rents, license and business license fees, use or occupancy taxes, gross receipts or sales taxes, taxes on personal property and property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been, altered so as to cause the whole or any part of the Taxes now, hereafter or heretofore levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital stock levy or otherwise, or on or measured by the rents, income or gross receipts received therefrom, then such new or altered taxes shall be included within the term “Taxes,” except that the same shall not include any portion of such tax attributable to other income of Landlord not relating to the Property. Tenant shall pay increased Taxes whether Taxes are increased as a result of increases in the assessment or valuation of the Property (whether based on a sale, change in ownership or refinancing of the Property or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, as a result of the elimination, invalidity or withdrawal of any tax abatement, or for any other cause whatsoever. Notwithstanding the foregoing, there shall be excluded from Taxes all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property).

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(P)         “Tenant” shall be applicable to one or more Persons as the case may be, the singular shall include the plural, and if there be more than one Tenant, the obligations thereof shall be joint and several. When used in the lower case, “tenant” shall mean any other tenant or occupant of the Property.

(Q)         “Tenant’s Share” of Taxes and Expenses shall be the percentage set forth in Article 1, but if the rentable area of the Premises changes due to the addition or subtraction of space under this Lease or by amendment, Landlord shall reasonably adjust Tenant’s Share to be based on the rentable area of the Premises as a percentage of the rentable area of the Property, subject to further adjustment hereunder and under Article 3. If the Property shall now or hereafter be part of or shall include a development or complex of two or more buildings or structures collectively owned by Landlord or its affiliates, Landlord may allocate Expenses and Taxes (or components thereof) within such complex or development, and between such buildings and structures and the parcels on which they are located, in accordance with sound accounting and management practices consistently applied. In the alternative, Landlord may determine Tenant’s Share of Expenses and Taxes (or components thereof) for all or any such buildings and structures, and any common areas and facilities operated or maintained in connection therewith and all parcels or tracts of land on which all or any portion of any of the other foregoing items are located, in accordance with sound accounting and management practices; provided, Landlord shall reasonably reduce Tenant’s Share to be based on the ratio of the rentable area of the Premises to the rentable area of all such buildings as to which such Expenses and Taxes (or components thereof) are included. In addition, if the Property, or any development or complex of which it is a part, shall contain non-office uses during any period, Landlord may determine, in accordance with sound accounting and management practices, Tenant’s Share of Taxes and Expenses for only the office portion of the Property or of such development or complex; in such event, Landlord shall reasonably adjust Tenant’s Share to be based on the ratio of the rentable area of the Premises to the rentable area of such office portion for such period. Tenant acknowledges that the “rentable area of the Premises” under this Lease includes the so-called “usable area,” without deduction for columns or projections, multiplied by one or more load or conversion factors to reflect a share of certain areas, which may include lobbies, corridors, mechanical, utility, janitorial, boiler and service rooms and closets, restrooms, and other public, common and service areas. Except as provided expressly to the contrary herein, the “rentable area of the Property” shall include all rentable area of all space leased or available for lease at the Property (excluding any parking facilities). Landlord may reasonably re-determine the rentable area of the Property from time to time to reflect remeasurements, re-configurations, additions or modifications to the Property, and may reasonably adjust Tenant’s Share prospectively based thereon.

(R)         “Utility Costs” shall include costs for electricity, power, gas, steam, oil or other fuel, water, sewer and other such services for the Property, including sales or other taxes thereon.

ARTICLE 31

OFFER

The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord (nor an option or reservation for the Premises), but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of twenty (20) business days after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, deposit any Security Deposit and Rent, proceed with any plans, specifications, alterations or improvements, and permit Tenant to enter the Premises, but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord signing and delivering this Lease to Tenant.

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ARTICLE 32

MISCELLANEOUS

A.           Captions and Interpretation. The captions of the Articles and Paragraphs of this Lease, and any computer highlighting of changes from earlier drafts, are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. Tenant acknowledges that it has read this Lease and that it has had the opportunity to confer with counsel in negotiating this Lease; accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms. The neuter shall include the masculine and feminine, and the singular shall include the plural. The term “including” shall be interpreted to mean “including, but not limited to.”

B.           Survival of Provisions. All obligations (including indemnity, Rent and other payment obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination.

C.           Severability. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally, or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof or enforceability with respect to any other party.

D.           Perpetuities. If the Commencement Date is delayed in accordance with Article 2 for more than nine (9) months, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

E.           Short Form Lease. Neither this Lease nor any memorandum of lease or short form lease shall be recorded by Tenant, but Landlord or any Lender may elect to record a short form of this Lease, in which case Tenant shall promptly execute, acknowledge and deliver the same on a form prepared by Landlord or such Lender.

F.           Light, Air and Other Interests. This Lease does not grant any legal rights to “light and air” outside the Premises nor any particular view visible from the Premises, nor any easements, licenses or other interests unless expressly contained in this Lease.

G.           Authority. Tenant and all Persons signing for Tenant below, and Landlord and all Persons signing for Landlord below, hereby represent that this Lease has been fully authorized and no further approvals are required, and that Landlord and Tenant are duly organized, in good standing and legally qualified to do business in the Property and Premises (and have any required certificates, licenses, permits and other such items).

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H.           Partnership Tenant. If Tenant is a partnership, all current and new general partners shall be jointly and severally liable for all obligations of Tenant hereunder and as this Lease may hereafter be modified, whether such obligations accrue before or after admission of future partners or after any partners die or leave the partnership. Tenant shall cause each new partner to sign and deliver to Landlord written confirmation of such liability, in form and content satisfactory to Landlord, but failure to do so shall not avoid such liability.

I.           Successors and Assigns; Transfer of Property and Security Deposit. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties’ respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to Article 13 respecting Transfers and Article 18 respecting rights of Lenders. Subject to Article 18, if Landlord shall convey or transfer the Property or any portion thereof in which the Premises are contained to another party, such party shall thereupon be and become landlord hereunder, shall be deemed to have fully assumed all of Landlord’s obligations under this Lease accruing during such party’s ownership, including the return of any Security Deposit, and Landlord shall be free of all such obligations accruing from and after the date of conveyance or transfer.

J.           Limitation of Liability. Tenant agrees to look solely to Landlord’s interest in the Property for the enforcement of any judgment, award, order or other remedy under or in connection with this Lease or any related agreement, instrument or document or for any other matter whatsoever relating thereto or to the Property or Premises. Under no circumstances shall any present or future, direct or indirect, principals or investors, general or limited partners, officers, directors, shareholders, trustees, beneficiaries, participants, advisors, managers, employees, agents or affiliates of Landlord, or of any of the other foregoing parties, or any of their heirs, successors or assigns have any liability for any of the foregoing matters. In no event shall Landlord or Tenant be liable to the other party for any consequential damages.

K.          Confidentiality. Landlord and Tenant shall use commercially reasonable efforts to keep confidential the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto, including the results of any review of Landlord’s records under Article 3, and any financial statements provided by Tenant, and not to disclose, disseminate or distribute any of the same, or permit the same to occur, except on an “as needed” basis to the extent reasonably required for proper business purposes by Landlord’s and Tenant’s respective current and prospective employees, attorneys, insurers, auditors, lenders, brokers and Transferees, successors-in-interest, partners, or other such parties, and except as may be required by Law or court proceedings.

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ARTICLE 33

ENTIRE AGREEMENT

This Lease, together with the Exhibits and other documents listed in Article 1 (WHICH ARE HEREBY COLLECTIVELY INCORPORATED HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect, except for any such contemporaneous agreement specifically referring to and modifying this Lease and signed by both parties. Without limitation as to the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord’s leasing agents and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord’s final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord respecting the condition of the Premises or Property, suitability of the same for Tenant’s business, the current or future amount of Taxes or Expenses or any component thereof, the amount of rent or other terms applicable under other leases at the Property, whether Landlord is furnishing the same utilities or services to other tenants at all, on the same level or on the same basis, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein or in such contemporaneous agreement shall be of any force or effect. TENANT HAS RELIED ON TENANT’S INSPECTIONS AND DUE DILIGENCE IN ENTERING THIS LEASE, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE HABITABILITY, CONDITION OR SUITABILITY OF THE PREMISES OR PROPERTY FOR ANY PARTICULAR PURPOSE OR ANY OTHER MATTER NOT EXPRESSLY CONTAINED HEREIN. This Lease, including the Exhibits referred to above, may not be modified, except in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above.

WITNESSES; ATTESTATION:

LANDLORD:
[SEAL]

ACP 2505 Meridian LLC,
a Delaware limited liability company

By:	/s/ Douglas Fleit
Name:	Douglas Fleit
Its:	President

TENANT:
[SEAL]

Chimerix, Inc.,
a Delaware corporation

By:	/s/ George R. Painter
Name:	George R. Painter
Its:

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CERTIFICATE

I, _________________________________, as __________________________________ of the aforesaid Tenant, hereby certify that the individual(s) executing the foregoing Lease on behalf of Tenant was/were duly authorized to act in his/their capacities as set forth above, and his/their action(s) are the action of Tenant.

(Corporate Seal)

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EXHIBIT A

PREMISES

(Floor Plate(s) Showing Premises Cross-Hatched)

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EXHIBIT B

RULES

(1)         Access to Property. Before or after Building Hours, or such other hours as Landlord shall determine from time to time, access to and within the Property and/or to the lobbies, entrances, exits, elevators and other areas in and about the Property may be restricted to the use of a key or keycard to the outside doors of the Property, or pursuant to such other reasonable security procedures as Landlord may from time to time impose. Landlord shall in all cases retain the right to control and prevent access to such areas by Persons engaged in activities which are illegal or violate these Rules, or whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Property and its tenants (and Landlord shall have no liability in damages for such actions taken in good faith). No Tenant and no employee or invitee of Tenant shall enter areas reserved for the exclusive use of Landlord, its employees or invitees or other Persons. Tenant shall keep doors to corridors and lobbies closed except when persons are entering or leaving.

(2)         Signs. Landlord shall prescribe the suite number for the Premises and cause building standard suite identification signage to be placed on or adjacent to the main entrance door of the Premises, and shall provide directory strips for any Property directory consistent with Landlord’s standard practices at the Property. Landlord shall bear the expense of initial building standard signage and directory strips, and Tenant shall pay Landlord’s standard charges for changes requested by Tenant and approved by Landlord thereafter promptly after billing thereof. Tenant shall not paint, display, inscribe, maintain or affix any sign, placard, picture, advertisement, name, notice, lettering or direction on any part of the outside or inside of the Property, or on any part of the inside of the Premises which can be seen from the outside of the Premises, without the prior consent of Landlord, which consent shall not be unreasonably withheld, and then only such name or names or matter and in such color, size, style, character and material, and with professional designers, fabricators and installers as may be first approved or designated by Landlord in writing in its reasonable discretion. Landlord reserves the right, without notice to Tenant, to remove at Tenant’s expense all matter not so installed or approved.

(3)         Window and Door Treatments. Tenant shall not place anything or allow anything to be placed in the Premises near the glass of any door, partition, wall or window which may be unsightly from outside the Premises, and Tenant shall not place or permit to be placed any article of any kind on any window ledge or on the exterior walls. Blinds, shades, awnings or other forms of inside or outside window devices shall not be placed in or about the outside windows or doors in the Premises except to the extent, if any, that the design, character, shape, color, material and make thereof is first approved or designated by Landlord in its reasonable discretion. Tenant shall not install or remove any solar tint film from the windows,

(4)         Balconies and Patios. If the Premises has access to a patio or balcony, Tenant shall have a license to enter such area, subject to the following provisions: (i) Tenant’s access to such area shall be limited to the area immediately adjoining the Premises (and bounded by an extension of the demising lines of the Premises), and Landlord reserves the right to install materials separating Tenant’s area from the area adjoining other tenants’ premises, (ii) Tenant shall use such area only in a manner that is quiet and compatible with the nature of the Building as an office building, which only involves the use of benches or outdoor furniture approved by Landlord in writing, and which will not bother, disturb or annoy any other occupants of the Property, and (iii) Tenant’s use thereof shall be subject to the other provisions of this Lease, including the other Rules.

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(5)         Lighting and General Appearance of Premises. Landlord reserves the right to designate and/or approve in writing all internal lighting that may be visible from the public, common or exterior areas. The design, arrangement, style, color, character, quality and general appearance of the portion of the Premises visible from public, common and exterior areas, and contents of such portion of the Premises, including furniture, fixtures, signs, art work, wall coverings, carpet and decorations, and all changes, additions and replacements thereto shall at all times have a neat, professional, attractive, first class office appearance.

(6)         Property Tradename, Likeness, Trademarks. Tenant shall not in any manner use the name of the Property for any purpose other than as Tenant’s business address, or use any tradenames or trademarks of Landlord, any other tenant, or their affiliates, or any picture or likeness of the Property, for any purpose, in any letterheads, circulars, notices, advertisements or other material whatsoever.

(7)         Deliveries and Removals. Furniture, freight and other large or heavy articles, and all other deliveries may be brought into the Property only at times and in the manner designated by Landlord, and always at the Tenant’s sole responsibility and risk. Landlord may inspect items brought into the Property or Premises with respect to weight or dangerous nature or compliance with this Lease or Laws. For security purposes, Landlord may (but shall have no obligation to) require that all furniture, equipment, cartons and other articles removed from the Premises or the Property first be listed in a removal authorization signed by a Tenant representative and delivered to Landlord. Tenant shall not take or permit to be taken in or out of other entrances or elevators of the Property any item normally taken, or which Landlord otherwise reasonably requires to be taken, in or out through service doors or on freight elevators. Landlord may impose reasonable requirements for the use of freight elevators and loading areas, and reserves the right to alter schedules, if necessary, without notice (but freight elevators and loading areas will normally be available for use on a first come-first served basis, and shall not require extra charges for standard use). Any hand-carts shall have rubber wheels and sideguards, and no other material-handling equipment may be used without Landlord’s prior written approval, not to be unreasonably withheld.

(8)         Outside Vendors. Tenant shall not obtain for use upon the Premises janitor or other services, except from Persons designated or approved by Landlord in its reasonable discretion. Any Person engaged by Tenant to provide any other services shall be subject to scheduling and direction by the manager or security personnel of the Property. Vendors must use freight elevators and service entrances.

(9)         Overloading Floors; Vaults. Tenant shall not overload any floor or part thereof in the Premises or Property, including any public corridors or elevators therein, by bringing in or removing any large or heavy articles, and Landlord may prohibit, or direct and control the location and size of, safes and all other heavy articles and require at Tenant’s expense supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.

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(10)        Locks and Keys. Tenant shall use such standard key system designated by Landlord on all keyed doors to and within the Premises, excluding any permitted vaults or safes (but Landlord’s designation shall not be deemed a representation of adequacy to prevent unlawful entry or criminal acts, and Tenant shall maintain such additional insurance as Tenant deems advisable for such events). Tenant shall not attach or permit to be attached additional locks or similar devices to any door or window, change existing locks or the mechanism thereof, or make or permit to be made any keys for any door other than those provided by Landlord. If more than two keys for one lock are desired, Landlord will provide them upon payment of Landlord’s reasonable charges. In the event of loss of any keys furnished by Landlord, Tenant shall pay Landlord’s reasonable charges therefor. The term “key” shall include mechanical, electronic or other keys, cards and passes.

(11)        Safety And Security Devices, Services And Programs. Safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts, or ensure safety of persons or property. The risk that any safety or security device, service or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses, as further described in Article 10. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

(12)        Utility Closets and Connections. Landlord reserves the right to control access to and use of, and monitor and supervise any work in or affecting, the “wire” or telephone, electrical, plumbing or other utility closets, the Systems and Equipment, and any changes, connections, new installations, and wiring work relating thereto (or Landlord may engage or designate an independent contractor to provide such services). Tenant shall obtain Landlord’s prior written reasonable consent for any such access, use and work in each instance, and shall comply with such requirements as Landlord may reasonably impose, and the other provisions of Article 6 respecting electric installations and connections, Article 28 respecting telephone Lines and connections, and Article 9 respecting Work in general. Tenant shall have no right to use any broom closets, storage closets, janitorial closets, or other such closets, rooms and areas whatsoever. Tenant shall not install in or for the Premises any equipment which requires more electric current than Landlord is required to provide under this Lease, without Landlord’s prior written approval, not to be unreasonably withheld, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Property and the Premises and the needs of tenants of the Property, and shall not in any event connect a greater load than such safe capacity.

(13)        Plumbing Equipment. The toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

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(14)        Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places reasonably specified by Landlord, subject to Article 29 respecting Hazardous Materials. Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord.

(15)        Alcohol, Drugs, Food and Smoking. Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules. Tenant shall not at any time manufacture, sell, use or give away, any spirituous, fermented, intoxicating or alcoholic liquors on the Premises, nor permit any of the same to occur. Tenant shall not at any time cook, sell, purchase or give away, food in any form by or to any of Tenant’s agents or employees or any other parties on the Premises, nor permit any of the same to occur (other than in microwave ovens and coffee makers properly maintained in good and safe working order and repair in lunch rooms or kitchens for employees as may be permitted or installed by Landlord, and which do not violate any Laws or bother or annoy any other tenant). Tenant and its employees shall not smoke tobacco on any part of the Property (including exterior areas) except those areas, if any, that are designated or approved as smoking areas by Landlord.

(16)        Use of Common Areas; No Soliciting. Tenant shall not use the common areas, including areas adjacent to the Premises, for any purpose other than ingress and egress, and any such use thereof shall be subject to the other provisions of this Lease, including these Rules. Without limiting the generality of the foregoing, Tenant shall not allow anything to remain in any passageway, sidewalk, court, corridor, stairway, entrance, exit, elevator, parking or shipping area, or other area outside the Premises. Tenant shall not use the common areas to canvass, solicit business or information from, or distribute any Article or material to, other tenants or invitees of the Property. Tenant shall not make any room-to-room canvass to solicit business or information or to distribute any Article or material to or from other tenants of the Property and shall not exhibit, sell or offer to sell, use, rent or exchange any products or services in or from the Premise unless ordinarily embraced within the Tenant’s use of the Premises expressly permitted in the Lease.

(17)        Energy and Utility Conservation. Tenant shall not waste electricity, water, heat or air conditioning or other utilities or services, and agrees to cooperate fully with Landlord to assure the most effective and energy efficient operation of the Property and shall not allow the adjustment (except by Landlord’s authorized Property personnel) of any controls. Tenant shall not obstruct, alter or impair the efficient operation of the Systems and Equipment, and shall not place any item so as to interfere with air flow. Tenant shall keep corridor doors closed and shall not open any windows, except that if the air circulation shall not be in operation, windows which are operable may be opened with Landlord’s consent (not to be unreasonably withheld). If reasonably requested by Landlord (and as a condition to claiming any deficiency in the air-conditioning or ventilation services provided by Landlord), Tenant shall close any blinds or drapes in the Premises to prevent or minimize direct sunlight.

(18)        Landlord Access to Systems and Equipment. Tenant shall not place partitions, furniture or other obstructions in the Premises which may prevent or impair Landlord’s access to the Systems and Equipment for the Property or the systems and equipment for the Premises.

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(19)        Unattended Premises. Before leaving the Premises unattended, Tenant shall close and securely lock all doors or other means of entry to the Premises and shut off all lights and water faucets in the Premises (except heat to the extent necessary to prevent the freezing or bursting of pipes).

(20)        Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, “lost our lease” or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant’s creditors.

(21)        Labor Harmony. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment, or labor and employment practices that, in Landlord’s good faith judgment, may cause strikes, picketing or boycotts or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Property.

(22)        Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises, (ii) install or operate any internal combustion engine, boiler, machinery, refrigerating, heating or air conditioning equipment in or about the Premises, (iii) use the Premises for housing, lodging or sleeping purposes or for the washing of clothes, (iv) place any radio or television antennae other than inside of the Premises, (v) operate or permit to be operated any musical or sound producing instrument or device which may be heard outside the Premises, (vi) use any source of power other than electricity, (vii) operate any electrical or other device from which may emanate electrical, electromagnetic, x-ray, magnetic resonance, energy, microwave, radiation or other waves or fields which may interfere with or impair radio, television, microwave, or other broadcasting or reception from or in the Property or elsewhere, or impair or interfere with computers, faxes or telecommunication lines or equipment at the Property or elsewhere, or create a health hazard, (viii) bring or permit any bicycle or other vehicle, or dog (except in the company of a blind person or except where specifically permitted) or other animal or bird in the Property, (ix) make or permit objectionable noise, vibration or odor to emanate from the Premises, (x) do anything in or about the Premises or Property that is illegal, immoral, obscene, pornographic, or anything that may in Landlord’s good faith opinion create or maintain a nuisance, cause physical damage to the Premises or Property, interfere with the normal operation of the Systems and Equipment, impair the appearance, character or reputation of the Premises or Property, create waste to the Premises or Property, cause demonstrations, protests, loitering, bomb threats or other events that may require evacuation of the Building, (xi) advertise or engage in any activities which violate the spirit or letter of any code of ethics or licensing requirements of any professional or business organization, (xii) throw or permit to be thrown or dropped any Article from any window or other opening in the Property, (xiii) use the Premises for any purpose, or permit upon the Premises or Property anything, that may be dangerous to persons or property (including firearms or other weapons (whether or not licensed or used by security guards) or any explosive or combustible articles or materials), (xiv) place vending or game machines in the Premises, except vending machines for employees, (xv) adversely affect the indoor air quality of the Premises or Property, or (xvi) do or permit anything to be done upon the Premises or Property in any way tending to disturb, bother, annoy or interfere with Landlord or any other tenant at the Property or the tenants of neighboring property, or otherwise disrupt orderly, quiet use and occupancy of the Property.

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(23)        Transportation Management. Tenant shall comply with all present or future programs intended to manage parking, transportation or traffic in and around the Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Property or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or ill-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

(24)        Parking. If the Property contains, or Landlord has the right to use for the Property, a parking garage, structure, facility or area (“Parking Facility”), the following Rules shall apply therein:

(i)          Except as may be expressly provided to the contrary in any other Exhibit to this Lease: (a) Tenant and Tenant’s employees and visitors shall not use more parking spaces than the number derived by applying the parking ratio of 3.88 spaces for every 1,000 square feet of rentable area (which equals a total of 27 spaces for the Premises), in the area or areas designated by Landlord from time to time to serve the Premises, and (b) parking for Tenant and its employees and visitors shall be in areas designated by Landlord from time to time, on a “first come, first served,” unassigned, unreserved basis, in common with Landlord and other tenants at the Property, and their employees and visitors, and other Persons to whom Landlord shall grant the right or who shall otherwise have the right to use the same. In addition, Landlord reserves the right to: (x) adopt additional requirements or procedures pertaining to parking, including systems with charges favoring carpooling, and validation systems, (y) assign specific spaces, and reserve spaces for small and other size cars, disabled persons, and other tenants, customers of tenants or other parties, and (z) restrict or prohibit full size vans and other large vehicles.

(ii)         Parking stickers, key cards or any other devices or forms of identification or entry shall remain the property of Landlord. Such devices must be displayed as requested and may not be mutilated in any manner. Devices are not transferable and any device in the possession of an unauthorized holder will be void. Loss or theft of such devices must be reported to Landlord or any garage manager immediately. Any parking devices reported lost or stolen which are found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by Tenant or its employees must be reported to Landlord or the office of the garage immediately. Cars must be parked entirely within the stall lines, and only small or other qualifying cars may be parked in areas reserved for such cars; all directional signs, arrows and speed limits must be observed; spaces reserved for disabled persons must be used only by vehicles properly designated; washing, waxing, cleaning or servicing of any vehicle is prohibited; every parker is required to park and lock his own car, except to the extent that Landlord adopts a valet parking system; in areas requiring an attendant or security personnel, hours shall be reasonably established by Landlord or its parking operator from time to time; parking is prohibited in areas: (a) not striped or designated for parking, (b) aisles, (c) where “no parking” signs are posted, (d) on ramps, and (e) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor.

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(iii)        Except for any general unassigned, uncovered surface lot spaces for which charges no charges shall be made during the initial Term, or as may be provided in any other Exhibit to this Lease, Landlord reserves the right to impose such daily or monthly parking charges as Landlord may establish from time to time. Any such monthly fees shall be paid in advance prior to the first of each month. Failure to do so will automatically cancel such parking privileges, and incur a charge at the posted daily parking rate. In case of any violation of these rules, Landlord may also refuse to permit the violator to park, and may remove the vehicle owned or driven by the violator from the Property without liability whatsoever, at such violator’s risk and expense. Landlord reserves the right to close all or a portion of the Parking Facility in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the same, or if required by casualty, strike, condemnation, act of God, Law or governmental requirement or guideline, termination or modification of any lease or other agreement by which Landlord obtained parking rights, or any other reason beyond Landlord’s reasonable control. No deductions from the monthly rate will be made for days on which the Parking Facility is not used by Tenant or its designees. In the event access is denied for any reason, any monthly parking charges shall be abated to the extent access is denied, as Tenant’s sole recourse,

(25)        Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended [provided that Tenant has received a written copy of any such amended Rule(s)], by Tenant’s employees and as applicable, by Tenant’s agents, invitees, contractors, subcontractors, and suppliers. Tenant shall cooperate with any reasonable program or requests by Landlord to monitor and enforce the Rules, including providing vehicle numbers and taking appropriate action against such of the foregoing parties who violate these provisions.

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108D-1 (12/01)
	EXHIBIT C	General Improvement Work
Landlord Performance
Space Plan Done	WORK LETTER	Allowance

This Work Letter is an Exhibit to the foregoing document (referred to herein for convenience as the “Lease Document”).

I.           Basic Terms; Landlord and Tenant Representatives. The basic terms of this Work Letter (which shall have the meanings set forth below when used elsewhere herein), and Landlord’s and Tenant’s construction representatives for coordination of planning, construction, approval of change orders, substantial and final completion, and other such matters (unless either party changes its representative upon written notice to the other), are:

Allowance:	$68,490.00 as further described in Section VI

Administrative Fee:	Five percent (5%) as further described in Section VI

Plans:	Space Plan prepared by Centrepoint Architecture, beating the caption “Chimerix Layout” dated 7/19/07, and consisting of one (1) page, a copy of which is attached hereto as Schedule 1, as the same may be superseded by any “Construction Drawings” prepared and approved pursuant to Section III, by governmental requirements pursuant to Section IV, or by Change Orders under Section V.

Landlord’s Representative:	John Golston, Property Manager
Address:	c/o ACP Meridian Business Campus Properties LLC, 2500 Meridian Parkway, Durham, North Carolina 27713
Telephone:	(919) 544-8805
Fax:	(919) 544-6409

Tenant’s Representative:	Darcey Moore, Chimerix, Inc.
Address:	5007 Southpark Dr. Suite 200, Durham, NC 27713
Telephone:	919-806-1074
Fax:	919-806-1146

II.          The Work.

(a)          The Work. The “Work” means: (i) the improvements and items of work in the Premises shown on the Plans, and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed in the Premises (unless Landlord requires that the Plans be revised to eliminate such work).

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(b)          General Scope of Work. Tenant has met and worked with the Architect concerning Tenant’s requirements for the Premises, has approved of the Space Plans, and agrees that the Space Plans reflect and satisfy Tenant’s requirements for the Work to be performed by Landlord. The parties agree that the Space Plans consist of and include, to the extent applicable or required by the nature of the Work, fully dimensioned plans, drawn to scale, showing: (i) demising walls, interior walls and other partitions, including type of wall or partition and height, and any demolition or relocation of walls, (ii) doors and other openings in such walls or partitions, (iii) any floor or ceiling openings, and any variations to building standard floor or ceiling heights or lighting, (iv) wall outlet locations for electrical and computer/communication outlets (for installation of box/string and ring), (v) any kitchens, lunch rooms, file rooms, libraries, computer rooms, communications or security equipment rooms, print rooms, and other special purpose rooms, including the locations of sinks or other plumbing facilities, file cabinets, print machines or other heavy items, and any special Tenant equipment or systems (including the location, weight and other details of any items or concentrations of items, and location and details of any special purpose rooms, that may require special weight loading, or special electrical or HVAC requirements or considerations), (vi) details of space occupancy, density, and usage, and any other matters which require special consideration relative to HVAC, mechanical, electrical, plumbing, fire protection, life-fire-safety system, or structural systems, (vii) finish selections, and (viii) any other details, features or information required in order for Landlord to have obtained a reasonable cost estimate and in order for the Space Plans to serve as a basis for preparing any required Construction Drawings. In the event of any inconsistency between Space Plan and Construction Drawings, or revisions thereto, as modified to obtain permits, the latest such item approved by Landlord shall control.

(c)          Limitations on Scope of Work. Notwithstanding the foregoing to the contrary: (i) the Work shall consist of such materials and finishes that Landlord currently uses as “building standard”, unless otherwise expressly specified in the Plans and approval is evidenced by Landlord’s initials adjacent to such specification, (ii) Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans, so long as they do not materially and adversely affect the appearance of the Premises, and (iii) any personal property, trade fixtures or business equipment, including, but not limited to, modular or other furniture, and cabling or conduit for communications or computer systems, whether or not shown on the Plans, shall be provided by Tenant, at Tenant’s sole cost.

III.         Construction Drawings.

(a)          Landlord to Arrange for Construction Drawings. To the extent reasonably required by the nature of the Work as shown in the Space Plans, Landlord shall arrange for preparation of detailed construction drawings, specifications and engineering drawings, including mechanical, electrical, plumbing, air-conditioning, ventilation and heating drawings (collectively referred to herein as the “Construction Drawings”), within fifteen (15) working days after the Lease Document is signed and delivered by both parties (or such longer time as may be reasonably required in order to obtain any engineering or HVAC report or due to other special or unusual features of the Work or Space Plans). The Construction Drawings shall be based on the Space Plans, subject to modifications as Landlord’s architect or engineer may require or recommend.

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(b)          Tenant’s Approval of Construction Drawings. To the extent that the Construction Drawings or revisions thereto materially deviate from the Space Plans, Tenant shall have the right to reasonably approve the Construction Drawings or revisions thereto for consistency with the Space Plans. Tenant shall either provide Landlord with written approval (which Landlord may require to be signed or initialed on the Construction Drawings) or a detailed written request for any corrections in order to provide for consistency with the Space Plans (“Plan Corrections”), within five (5) (lays after Landlord provides any Construction Drawings or revisions thereto to Tenant. Tenant shall be deemed to have approved the same if Tenant fails to respond to such request within such five (5) days. If Tenant desires to make changes to the Construction Drawings that involve any changes beyond Plan Corrections, i.e. changes or additional items of work not shown on the Space Plans, Tenant shall submit a request for a “Change Order” under Section V, shall bear any additional costs as further described therein, and shall be responsible for any resulting Construction Delays as further described in Section VI.

IV.          Governmental Approval of Plans. Landlord shall apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. In such case, Landlord shall promptly arrange for the Plans to be revised to satisfy the building permit requirements (and, if Landlord shall so request, Tenant shall not unreasonably withhold or delay approval of the revisions, and shall be deemed to have approved the same if Tenant fails to respond to such request within five (5) days after requested). Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above). If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements.

V. Changes To Plans or Work. If Tenant shall desire any changes, alterations, or additions to the Space Plans referenced above, or to any Construction Drawings submitted by Landlord (beyond Plan Corrections as described in Section IV), or otherwise to the Work, Tenant shall submit a detailed written request (the “Change Order”) to Landlord for approval. If reasonable and practicable and generally consistent with the Space Plans or Construction Drawings theretofore approved, Landlord shall not unreasonably withhold approval, but all additional costs in connection therewith, including without limitation additional construction costs, permit fees, and any additional drawings, engineering reports or opinions, or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant’s Cost under Section VI, or as Landlord shall otherwise reasonably require. Tenant shall bear the cost of any changes or corrections for errors or omissions made by any space planner, architect, engineer or contractor recommended or engaged by Tenant.

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VI.          Cost of Plans and Work; Allowance and Tenant’s Cost.

(a)          Cost of Plans and Work; Allowance. Landlord shall bear the Cost of Plans and Work up to the amount of the Allowance set forth in Section I above (provided the portion of the Allowance available for the Plans shall be limited to five percent (5%), and shall exclude planning for furniture, fixtures and equipment). The “Cost of Plans and Work” hereunder includes, without limitation, all costs for or relating to: (i) the Plans, including all revisions thereto, and related engineering reports, or other studies, reports or tests, (ii) the Work, including costs of labor, hardware, equipment and materials, contractors’ charges for overhead and fees, and so-called “general conditions” (including rubbish removal, utilities, hoisting, field supervision, building permits, inspection fees, utility connections, bonds, insurance, sales taxes, and the like), and any air balancing or other such work in connection therewith, and (iii) Landlord’s Administrative Fee in the amount set forth in Section I (which, if stated as a percentage, shall be applied to the other amounts included in the Cost of Plans and Work herein). If all or any portion of the Allowance shall not be used for the items permitted hereunder by the Commencement Date set forth in the Lease Document (except to the extent that such Commencement Date is delayed due to Construction Delays, other than Tenant Construction Delays), Landlord shall be entitled to the savings and Tenant shall receive no credit therefor.

(b)          Tenant’s Cost; Estimates and Payments. Any portion of the Cost of Plans and Work exceeding the Allowance is referred to herein as “Tenant’s Cost.” Tenant may submit a written request for Landlord to obtain an estimate of the Work component of the Cost of the Plans and Work concurrently with submitting or approving a Space Plan and/or Construction Drawings; in such case Landlord shall promptly obtain a reasonable estimate of the same. Whether or not Tenant requests such an estimate, Landlord may reasonably estimate such Work component, the Cost of Plans and Work, and/or Tenant’s Cost, and reasonably revise any such estimate from time to time (subject to clause (c) below). Within three (3) business days after Landlord so requests Tenant shall either deposit any such estimated amount of Tenant’s Cost (or the increase reflected in any such revised estimate) with Landlord or, at Tenant’s option, Tenant may direct Landlord to deduct such amount from the amount of the Base Rent abatement specified in Article 3.J. Landlord shall have no obligation to proceed with the Work (or proceed to seek permits or proceed with any demolition or other preliminary Work) until Landlord shall have received such deposit from Tenant or Tenant’s direction to deduct such amount from the Base Rent abatement. If the Work involves progress payments, Landlord shall apply the amounts deposited by Tenant first. If, after final completion and payment for the Cost of Plans and Work, the actual amount of Tenant’s Cost exceeds any amount paid by Tenant as an estimate of Tenant’s Cost, within three (3) business days after Landlord so requests, Tenant shall either pay the difference to Landlord or, at Tenant’s option, Tenant may direct Landlord to deduct such amount from the amount of the Base Rent abatement specified in Article 3.J. If any such estimated amount exceeds the actual amount of Tenant’s Cost, Landlord shall promptly provide a credit or refund of the difference. Tenant’s Cost shall be deemed “Rent” under the Lease Document (and all remedies for the non-payment of Rent shall be available to Landlord therefor).

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(c)          Tenant’s Approval and Nature of Cost Estimates. If Tenant timely requests cost estimates as described in clause (b) above, or if Landlord otherwise so requires, Landlord shall request Tenant’s written approval of any such cost estimate hereunder. Tenant shall not unreasonably withhold such approval, and shall approve or disapprove the same in writing within three (3) business days after Landlord so requests. If Tenant reasonably disapproves of any such estimate, Tenant shall meet with the Architect and eliminate or substitute items in order to reduce Tenant’s Cost in connection with preparing a revised version of the Plans as a Change Order pursuant to Section V above, but the Commencement Date for purposes of commencing Rent shall not be extended thereby. Any cost estimates based on a Space Plan (including a so-called “pricing plan”) will be preliminary in nature, and may not be relied on by Tenant. However, Landlord agrees that any written estimate of Tenant’s Cost prepared by Landlord’s contractor based on the approved Construction Drawings shall not be exceeded by more than fifteen percent (15%), except to the extent that: (a) Tenant makes changes in the Construction Drawings or the Work, (b) overtime labor required in order to substantially complete the Work by the Commencement Date or due to Tenant’s occupancy during the Work (if permitted by Landlord), (c) concealed conditions are encountered on the job site, (d) new legal requirements become effective following preparation of the estimate, or (e) there are strikes, acts of God, shortages of materials or labor, or other causes beyond Landlord’s reasonable control.

VII.         Construction.

(a)          Landlord to Arrange Work. Provided Tenant furnishes Landlord’s estimate of Tenant’s Cost as provided above, and is not then in violation of the Lease Document (including this Exhibit), Landlord shall use reasonable efforts to cause Landlord’s contractor to substantially complete the Work by the Commencement Date set forth in the Lease Document, subject to the other provisions hereof.

(b)          Substantial Completion, Walk-Through, and Punchlist Items. Landlord shall be deemed to have “substantially completed” the Work for purposes hereof if Landlord has caused all of the Work to be sufficiently completed that Tenant can reasonably occupy the Premises or complete any improvements or changes to the Premises to be made by Tenant hereunder. When Landlord notifies Tenant that the Work has been substantially completed, either party may request a joint walk-through inspection in order for Tenant to identify any necessary final completion or other “punchlist” items. Neither party shall unreasonably withhold or delay approval concerning the identification of punchlist items. If Tenant fails to participate in a walk-through as provided above, or otherwise fails to object to Landlord’s notice of substantial completion in writing within five (5) days thereafter specifying in reasonable detail the items of work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed. If there is any disagreement concerning whether Landlord has substantially completed the Work, Landlord may request a good faith decision by a third party mutually and reasonably agreeable to both parties which shall be final and binding on the parties.

(c)          Final Completion, Suite Identification Signage, and Other Matters. Landlord shall use commercially reasonable efforts to complete any punchlist items within thirty (30) days after substantial completion has occurred. If Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within ten (10) business days thereafter specifying in reasonable detail the remaining punchlist items of work needed to be completed, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions as to which Tenant has not so objected). In connection with the Work, Landlord: (i) to the extent not already existing, shall install or cause a contractor to install building standard suite identification signage for the main entrance to the Premises (unless the Premises comprises a full floor, in which case, Tenant shall install such signage, at Tenant’s expense, using a professional sign contractor/designer, and a design and materials, and in a location in the Premises, all of which are first approved by Landlord in writing in its reasonable discretion), and (ii) may cause a contractor to perform air balancing tests on the Premises and adjust the HVAC system as a result thereof, and install, to the extent not already existing, building standard window blinds. Tenant shall promptly advise Landlord of the name Tenant wishes for said signage; the content of all signage shall be subject to Landlord’s prior written approval, not to be unreasonably withheld. No other signage may be installed or placed outside the Premises by Tenant.

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(d)          Construction Delays. If the Work has not been substantially completed by the Commencement Date set forth in the Lease Document due to casualty damage, acts of God, strikes, shortages of labor or materials, or any other reason (“Construction Delays”), then Landlord’s delivery of possession of the Premises (if applicable) shall be postponed as a result. In such case, subject to any contrary provisions in the Lease Document, the Commencement Date set forth in the Lease Document for all other purposes, including commencement of Rent, shall be postponed until the Work is substantially completed, except to the extent that substantial completion is delayed as a result of one or more of the following events (collectively called “Tenant Construction Delays”): (i) Tenant’s delays in approving the Construction Drawings under Section III, (ii) Tenant’s requests for changes to the Work or Change Orders under Section V, or otherwise, (iii) Tenant’s failure to furnish an amount equal to Landlord’s reasonable estimate of Tenant’s Cost (if any) within the time required under Section VI (which shall give Landlord the absolute right to postpone the Work until such amount is furnished to Landlord, without limiting Landlord’s other remedies), (iv) any upgrades, special work or other non-building standard items, or items not customarily provided by Landlord to office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits (as described in Section IV), or other delays not typically encountered in connection with Landlord’s standard office improvements, (v) the performance by Tenant or Tenant’s Contractors (as defined in Section VIII) of any work at or about the Premises or Property, (vi) any act or omission of Tenant or Tenant’s Contractors, any breach by the Tenant of any provisions contained in this Exhibit or in the Lease Document, or any failure of Tenant to cooperate with Landlord or otherwise act with diligence and in good faith in order to cause the Work to be designed and performed in a timely manner.

(e)          Landlord’s Role. The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed and performed by independent architects, engineers and contractors. Landlord and its managing agent shall have no responsibility for construction means, methods, techniques or safety precautions in connection with the Work. Landlord’s arrangement for, or submission or approval of, the Space Plans or any Construction Drawings shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord does not guarantee that the Work will be free from errors, omissions or defects. Tenant, in having reviewed the Space Plans, and in reviewing any Construction Drawings and the Work, shall have the opportunity to check for any errors, omissions or defects. In the event of material errors, omissions or defects caused by contractors engaged by Landlord which are identified in the punchlist described in Section V (b) above, Landlord shall use reasonable efforts to cause such contractors to reasonably cure such items as described therein (except to the extent caused by Tenant or Tenant’s Contractors), and Landlord shall cooperate in any action Tenant brings against such contractors.

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VIII.         Work Performed by Tenant. Landlord, at Landlord’s discretion, may permit Tenant and any of Tenant’s space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, “Tenant’s Contractors”) to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant’s use and occupancy. If Landlord permits such entry prior to completion of the Work, then such permission is conditioned upon Tenant and Tenant’s Contractors working in harmony and not interfering with Landlord and Landlord’s space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, “Landlord’s Contractors”) in doing the Work or with other tenants and occupants of the Building. If at any time such entry shall, in Landlord’s sole opinion, cause or threaten to cause such disharmony or interference, Landlord shall have the right to withdraw such permission immediately upon oral or written notice to Tenant. Tenant agrees that any such entry into the Premises shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease Document (including, without limitation, all insurance requirements under any Original Lease, if the Lease Document is an amendment thereto, as further described in Section X), and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant’s Contractors prior to completion of the Work, unless caused by the negligence or willful misconduct of Landlord. Without limitation as to other provisions, Tenant hereby expressly acknowledges that Tenant’s indemnity and related obligations under the Lease Document shall apply to all claims and matters arising from early entry to the Premises pursuant hereto.

IX.          Taxes. Tenant shall pay, prior to delinquency, all taxes, charges or other governmental impositions assessed against or levied upon all fixtures, furnishings, personal property, modular furniture, and systems and equipment located in or exclusively serving the Premises. If the Premises consists of “raw space” which has not previously been improved, and Landlord does not allocate taxes or other such amounts on such initial improvements between the tenants of the Property in general, then Tenant shall also pay all taxes, charges or other governmental impositions assessed against or levied upon the Work under this Exhibit. Whenever possible, Tenant shall cause all such items for which Tenant is responsible hereunder to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within fifteen (15) days after Landlord delivers a statement and a copy of the assessment or documentation showing the amount of such impositions applicable to Tenant.

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X.           Miscellaneous. If this Work Letter is attached as an Exhibit to an amendment to an existing lease (“Original Lease”), whether such amendment adds space, relocates the Premises or makes any other modifications, the term “Lease Document” herein shall refer to such amendment, or the Original Lease as amended, as the context implies. By way of example, in such case, references to the “Premises” and “Commencement Date” herein shall refer, respectively, to such additional or relocated space and the effective date for delivery thereof under such amendment, unless expressly provided to the contrary herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease Document. This Exhibit is intended to supplement and be subject to the provisions of the Lease Document, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties. This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease Document or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease Document, whether by any options or rights under the Lease Document or otherwise, unless expressly so provided in the Lease Document or any amendment or supplement thereto. The rights granted in this Exhibit arc personal to Tenant as named in the Lease Document, and arc intended to be performed for such Tenant’s occupancy of the Premises. Under no circumstance whatsoever shall any assignee or subtenant have any rights under this Exhibit. Any remaining obligations of Landlord under this Exhibit not theretofore performed shall concurrently terminate and become null and void if Tenant subleases or assigns the Lease Document with respect to all or any portion of the Premises, or seeks or proposes to do so (or requests Landlord’s consent to do so), or if Tenant or any current or proposed affiliate thereof issues any written statement indicating that Tenant will no longer move its business into, or that Tenant will vacate and discontinue its business from, the Premises or any material portion thereof. Any termination of Landlord’s obligations under this Exhibit pursuant to the foregoing provisions shall not serve to terminate or modify any of Tenant’s obligations under the Lease Document.

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SCHEDULE 1

PLAN

(REFER TO AND/OR ATTACH COPY OF PLAN, IF ANY)

Prepared By:	Centrepoint Architecture

Dated:	7/19/07

Sheets:	one (1)

(attached)

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EXHIBIT D

EXTENSION OPTIONS

1.          Option to Extend. Subject to the other provisions hereof, Landlord hereby grants Tenant two (2) options (each, an “Extension Option”) to extend the current Term of the Lease, each Extension Option to be for an additional period of three (3) consecutive years from the expiration of the prior period (“Extension Period”), on the same terms and conditions then in effect under this Lease immediately prior to the applicable Extension Period, except as modified by the “Market Rates, Terms and Conditions” further described below, and Tenant shall have no further option to extend after exercise of the second Extension Option. Tenant may exercise the Extension Option only by giving Landlord written notice thereof (“Tenant’s Exercise Notice”) no earlier than twelve (12) and no later than nine (9) full calendar months prior to commencement of the subject Extension Period. Tenant’s Exercise Notice shall be unconditional and irrevocable (except as expressly provided herein), The exercise of each Extension Option shall be governed by the terms and conditions set forth below and all references below to Extension Option or Extension Period shall mean either the first or second Extension Option or the first Extension Period or second Extension Period, as applicable.

Landlord’s Notice of Market Rates, Terms and Conditions; Disagreement. Within thirty (30) days after receiving Tenant’s Exercise Notice, Landlord shall provide Tenant with notice (“Landlord’s Notice”) of the Market Rates, Terms and Conditions, subject to the other provisions hereof, The term “Market Rates, Terms and Conditions” herein shall mean Landlord’s good faith determination of fair market Base Rent and other terms and conditions (including, but not limited to any scheduled increases in Base Rent, any base years or stops for taxes or expenses, and any improvements or an allowance therefor) for renewing the Lease for the Premises during the Extension Period, taking into account comparable renewals of comparable tenants of comparable financial condition in comparable non-sublease space in comparable buildings in the same market area. If the Market Rates, Terms and Conditions determined by Landlord are acceptable to Tenant, then Tenant shall confirm its exercise of the Extension Option by notice (“Tenant Confirmation Notice”) to Landlord confirming such acceptance given no later than thirty (30) days after Landlord’s Notice, and Tenant shall then execute an amendment (“Extension Amendment”) to confirm the extension of the Term within fifteen (15) days after Landlord reasonably prepares and provides the same to Tenant. However, if the Market Rates, Terms and Conditions determined by Landlord are not acceptable to Tenant, then Tenant may, no later than thirty (30) days after Landlord’s Notice, deliver to Landlord a notice (“Tenant’s Market Notice”) of Tenant’s good faith determination of the Market Rates, Terms and Conditions and reasons therefor. If Tenant provides a timely Tenant’s Market Notice, the parties shall seek in good faith to agree on the Market Rates, Terms and Conditions in the form of a mutually acceptable Extension Amendment setting forth the Market Rates, Terms and Conditions and other mutually acceptable provisions during the period ending forty-five (45) days after Landlord’s Notice (“Negotiation Period”). Tenant shall be deemed to have revoked its exercise of the Extension Option, and the Extension Option and Tenant’s exercise thereof shall be null and void if: (a) Tenant fails to provide a timely Tenant Confirmation Notice or Tenant’s Market Notice, or (b) Tenant provides a timely Tenant’s Market Notice, and the parties fail to agree on the Market Rates, Terms and Conditions in the form of an Extension Amendment that the parties mutually sign and deliver within the Negotiation Period.

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2.          General Matters. The Extension Option herein shall, at Landlord’s election, be conditioned on the Lease being in full force and effect, and Tenant not then being in default beyond any applicable cure period under the Lease, at the time. Tenant seeks to exercise the Extension Option, or at any time thereafter and prior to commencement of the Extension Period. If Tenant shall fail to properly and timely exercise the Extension Option, then the Extension Option shall thereupon terminate. STRICT COMPLIANCE AND TIMELINESS IN GIVING TENANT’S NOTICES AND SIGNING THE EXTENSION AMENDMENT HEREUNDER IS OF THE ESSENCE OF THIS PROVISION. The rights granted in this Exhibit are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document, or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant’s rights under this Exhibit shall concurrently terminate and become null and void. The Extension Option shall be subordinate to, and limited by, any rights of any other parties to expand into or lease the Premises granted prior to full execution and delivery of this Lease document. Notwithstanding the foregoing, under no circumstances shall Base Rent and other amounts payable by Tenant during the Extension Period ever be less than the Base Rent and other amounts payable by Tenant under the Lease immediately prior to the Extension Period.

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117A (1/02)

Right Of Offer

Occupied Expansion Space

EXHIBIT E

RIGHT OF OFFER

1.          Right Of Offer. Landlord hereby grants Tenant a Right Of Offer (“Right Of Offer”) to lease the space shown on Exhibit A, currently known as Suites 300 and 350 (each and collectively, the “Expansion Space”), which shall be deemed to contain 2,988 square feet of rentable area and 4,652 square feet of rentable area, respectively, for current purposes hereof, all on and subject to the following provisions; provided, this Right Of Offer and Landlord’s obligation to provide a “Landlord Notice” shall be in effect commencing on the Commencement Date.

2.          Landlord’s Notice of Expansion Terms. While this Right Of Offer is in effect, Landlord shall notify Tenant in writing (“Landlord’s Notice”): (i) within thirty (30) days after the Expansion Space becomes legally available to lease, or (ii) at such earlier time as Landlord shall be in a position to project when the Expansion Space will be legally available to lease, advising Tenant of such projected date, or (iii) at any time thereafter but prior to leasing the Expansion Space to another party. Landlord’s Notice shall set forth the terms (“Expansion Terms”) on which Landlord proposes to lease the Expansion Space to Tenant, including, but not limited to, a date for the commencement of the lease thereof (“Expansion Space Commencement Date”), an expiration date therefor or whether the term therefor will be co-terminous with the Term of this Lease, rentable area, monthly base rent and any scheduled increases therein, Tenant’s share of taxes, expenses and other such items (and any base year or stop level therefor), any tenant improvements or allowance therefor, and any other terms and conditions, as determined in Landlord’s good faith discretion, taking into account comparable expansion terms generally being provided for ‘comparable tenants of comparable financial condition for comparable non-sublease space in comparable buildings in the vicinity for time periods that are substantially the same as the period of time during which the Expansion Space will be leased to Tenant. Except as set forth in Landlord’s Notice, the Expansion Terms shall be deemed to include the same terms then in effect on the Expansion Space Commencement Date, and thereafter scheduled to be in effect, under the Lease (with any matters in the Lease based on square footage adjusted proportionately to reflect the rentable area of the Expansion Space and Landlord’s then current Building-standard ratios and policies).

3.          Tenant’s Notice. If Tenant desires to lease the Expansion Space on the Expansion Terms set forth in Landlord’s Notice, Tenant shall so notify Landlord in writing (“Tenant’s Notice”) exercising Tenant’s right to lease the Expansion Space on such Expansion Terms within five (5) business days after Landlord sends Landlord’s Notice. Tenant’s Notice shall be unconditional and irrevocable.

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4.          Expansion Documentation; Failure to Exercise Right Of Offer or to Sign Expansion Documentation. If Tenant validly exercises Tenant’s Right Of Offer herein, Landlord shall prepare an amendment (“Expansion Documentation”) on Landlord’s then standard form which shall set forth the final and definitive terms and conditions upon which Landlord proposes to lease the Expansion Space to Tenant, and which shall be generally consistent with Landlord’s Notice. If Tenant desires to lease the Expansion Space on the basis of such Expansion Documentation, Tenant shall execute and deliver the Expansion Documentation to Landlord within five (5) business days after Landlord provides the Expansion Documentation to Tenant. Once Tenant provides Tenant’s Notice exercising Tenant’s Right Of Offer, Landlord shall have no further obligation to provide a Landlord’s Notice respecting the Expansion Space included in Landlord’s Notice (provided, this Right Of Offer shall continue to apply to any portions of the Expansion Space that were not included in Landlord’s Notice as further provided below). If Tenant fails to validly exercise such Right Of Offer, or fails to sign and deliver the Expansion Documentation to Landlord, strictly in accordance with the terms hereof, such Right Of Offer shall be deemed to have lapsed and expired as to the Expansion Space that was included in Landlord’s Notice, and Landlord may thereafter freely lease all or a portion of the Expansion Space that was included in Landlord’s Notice to any other party, at any time, on any terms, in Landlord’s sole discretion; provided, despite Tenant’s waiver, this Right of Offer shall: (a) continue to apply to any portions of the Expansion Space that were not included in Landlord’s Notice as further provided below, and (b) apply again to the Expansion Space (or such portion thereof as may have been included in Landlord’s Notice) if Landlord fails to enter into a lease document for the Expansion Space (or such portion thereof, as the case may be) within nine (9) months after Tenant waives this Right of Offer as to such area. Time periods and strict compliance in giving Tenant’s Notice, and in Tenant’s signing and delivering the expansion Documentation, are of the essence of this Right Of Offer.

5.          Offering Portions of Expansion Space; Adjustments to Expansion Space; Prior Rights. This Right Of Offer shall apply only with respect to the entire Expansion Space, and may not be exercised with respect to only a portion thereof (unless only a portion of the Expansion Space shall be included in Landlord’s Notice). If only a portion of the Expansion Space shall be included in Landlord’s Notice, this Right Of Offer shall apply to such portion, and shall thereafter apply to such other portions of the Expansion Space as they become the subject of Landlord’s Notices, subject to good faith adjustments by Landlord in the size, configuration and location of such remaining portions. If the Expansion Space is part of a larger space that Landlord desires to lease as a unit, then Landlord’s Notice shall, at Landlord’s option, identify the entire such space and the Expansion Terms therefor, and in such case, this Right Of Offer shall apply only to such entire space. This Right Of Offer shall be subject to the then existing tenants or occupants of the Expansion Space renewing their leases or entering into new leases whether pursuant to options to extend previously granted or otherwise, and such Right Of Offer, and any rights of Tenant to extend the Term of the Lease with respect to the Expansion Space, are subordinate to, and limited by, any rights of any other parties to lease the Expansion Space granted prior to full execution and delivery of this document.

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6.          Miscellaneous. This Right Of Offer is subject to the condition that the Lease be in full force and effect, and that Tenant not then be in default beyond any applicable cure period under the Lease on the date when Landlord provides or would otherwise provide Landlord’s Notice, or at any time thereafter and prior to the Expansion Space Commencement Date. The rights granted in this Exhibit are personal to Tenant as named in this Lease document. Under no circumstance whatsoever shall the assignee under a complete or partial assignment of the Lease document, or a subtenant under a sublease of the Premises, have any right to exercise the rights of Tenant under this Exhibit. If Tenant shall sublease or assign the Lease with respect to all or any portion of the Premises, then immediately upon such sublease or assignment Tenant’s rights under this Exhibit shall concurrently terminate and become null and void. If Tenant shall exercise the Right Of Offer herein, Landlord does not guarantee to deliver possession of the Expansion Space on the Expansion Space Commencement Date due to continued possession by the then existing occupants or any other reason beyond Landlord’s reasonable control. In such event, rent and other charges with respect to the Expansion Space shall be abated until Landlord delivers the same to Tenant (except to the extent that Tenant or its affiliates, agents, employees or contractors cause the delay), as Tenant’s sole recourse. Tenant’s exercise of this Right Of Offer is intended to supersede any rights of Tenant under the Lease to reduce or relocate the Premises, or terminate the Lease early, and all such provisions shall thereupon be automatically deleted.

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117A (1/02)

Right Of Offer

Occupied Expansion Space

EXHIBIT E-1

Expansion Space

(Floor plate showing Expansion Space Cross-hatched)

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3110 Edwards Mill Road

Suite 210 Raleigh, NC 27612

Ph: 919-789-4255

www.collierspinkard.com

TENANT LEASE ABSTRACT

FOR

CHIMERIX, INC.

Premises Address:	2505 Meridian Parkway, Suite 340
Durham, NC 27713

Building / Park Name:	2505 Meridian / Meridian Business Campus

Lease Date:	9/1/07

Tenant:	Chimerix, Inc.

Landlord:	ACP 2505 Meridian LLC

Rent Payee:	ACP 2505 Meridian LLC
c/o ACP Meridian Business Campus Properties, LLC
PO Box 01-9663
Durham, NC 27713

Commencement Date:	10/1/07

Lease Expiration Date:	2/28/11

Term:	3 years, 6 months

Square Feet Leased:	6,849

Building Square Feet:	42,264

Tenant’s Proportionate share of Bldg./Project:	16.21%

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is made this 19th day of December, 2008 (the “Effective Date”), by and between ACP 2505 MERIDIAN LLC, a Delaware limited liability company (“Landlord”), and CHIMERIX, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Office Lease dated March 24, 2003 (the “Original Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 6,849 rentable square feet of office space (the “Original Premises”) known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the “Building”); and

WHEREAS, Landlord and Tenant desire to amend the Original Lease to provide for the demise to Tenant of the Additional Premises (hereinafter defined), upon and subject to the terms and conditions set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.          Incorporation of Recitals. The foregoing recitals are hereby incorporated in this First Amendment and made a part hereof by this reference.

2.          Definitions. All capitalized terms not defined in this First Amendment shall have the meanings ascribed thereto in the Original Lease. As used herein and in the Original Lease: (a) the term “Lease” shall mean the Original Lease, as amended by this First Amendment; and (b) from and after the Additional Premises Commencement Date (hereinafter defined), the term “Premises” shall mean the Original Premises together with the Additional Premises.

3.          Additional Premises. Subject to the terms and conditions set forth herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for a term beginning on the Additional Premises Commencement Date and ending on February 28, 2011, approximately 4,207 rentable square feet of office space (the “Additional Premises”) on the third (3rd) floor of the Building, as shown on the attached hereto Exhibit A. As of the Additional Premises Commencement Date, the aggregate number of rentable square feet demised to Tenant under the Lease (consisting of the Original Premises and the Additional Premises) shall be 11,056.

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4.          Improvements to the Additional Premises. Landlord shall deliver the Additional Premises to Tenant on the Additional Premises Commencement Date in its then “as-is” condition without (a) any obligation on Landlord’s part to undertake, except as expressly set forth in this Paragraph 4, or pay for, any improvements or alterations therein; or (b) any representations or warranties regarding the condition thereof. Notwithstanding the foregoing, Landlord shall, at Landlord’s sole cost and expense, complete the following work (the “Landlord Work”): (i) demising the Premises by securing existing doors with locksets in the location shown on the attached hereto Exhibit B; (ii) construct a cased opening connecting into the Additional Premises using Building standard materials and finishes in the location shown on Exhibit B; (iii) touch-up paint on an as-needed basis the painted surfaces of the Additional Premises with Building-standard paint in a Building-standard color to match existing color; and (iv) re-carpet the carpeted surfaces of the Additional Premises with Building-standard carpet which matches the existing carpet in the Premises. Tenant, at Tenant’s sole cost and expense, shall be responsible (A) for the deconstruction of furniture systems and the moving of furniture from the Additional Premises for Landlord to perform Landlord Work within thirty (30) days of Landlord’s request therefor, and (B) the re-installation of furniture and furniture systems after completion of the Landlord Work. Notwithstanding any provision to the contrary contained in the Lease: (1) Landlord represents and warrants to Tenant that, to the best of Landlord’s actual knowledge (without any obligation on Landlord’s part to investigate the facts underlying such representation and warranty), as of the Effective Date, the Additional Premises does not violate any Laws, and (2) provided that Tenant notifies Landlord in writing, within six (6) months after the Additional Premises Commencement Date, of the existence of any Latent Defects (hereinafter defined) in the Additional Premises, Landlord (or, at Landlord’s sole option, Landlord’s contractor) shall remedy such Latent Defects promptly thereafter. As used herein, the term “Latent Defects” means defects in materials and workmanship comprising the Landlord Work that would not be apparent during a reasonable, non-invasive inspection of the Premises on the Additional Premises Commencement Date by a qualified architect or engineer.

5.          Additional Premises Term.

A.           The Term with respect to the demise of the Additional Premises to Tenant (the “Additional Premises Term”) shall (a) commence on the date (the “Additional Premises Commencement Date”) which is the later to occur of: (i) the date on which Landlord substantially completes the Landlord Work (or, if there occurs any Tenant Delay (hereinafter defined), the date by which Landlord would have substantially completed the Landlord Work but for such Tenant Delay), or (ii) March 1, 2009, and (b) expire on February 28, 2011, unless earlier terminated in accordance with the terms and conditions of the Lease. The parties acknowledge and agree that the Additional Premises Term ends on the Expiration Date of the Original Lease.

B.           If Landlord shall be delayed in substantially completing the Landlord Work, as a result of any act, neglect, failure or omission of Tenant, its employees or agents, including any of the following, such delay shall be deemed a “Tenant Delay”: (i) Tenant’s failure, within three (3) business days after Landlord request therefor, to provide Landlord with any other information reasonably requested by Landlord for the purpose of completing the Landlord Work; or (ii) Tenants failure, within thirty (30) days after Landlord’s request therefor, to deconstruct furniture systems and to move the furniture from the Additional Premises. In any such event, such delay or delays shall not postpone or defer the Additional Premises Commencement Date, or Tenant’s obligation to pay Additional Premises Monthly Base Rent (hereinafter defined) as of the Additional Premises Commencement Date, but the Additional Premises Commencement Date shall occur on the day when it would otherwise have occurred if such delay or delays had not occurred.

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6.          Additional Premises Base Rent. Commencing on the Additional Premises Commencement Date (referred to as “APCD” in the chart set forth immediately below), and thereafter on the first day of each and every calendar month during the Additional Premises Term, Tenant shall pay Landlord Base Rent for the Additional Premises only (“Additional Premises Annual Base Rent”) in the following amounts, in equal monthly installments (“Additional Premises Monthly Base Rent”), in advance, as follows:

Period	Additional Premises Annual Base Rent / Rentable Square Foot	Additional Premises Annual Base Rent		Additional Premises Monthly Base Rent
APCD – 8/31/09	$21.63	$90,997.41	*	$7,583.12
9/1/09 – 8/31/10	$22.28	$93,731.96		$7,811.00
9/1/10 – 2/28/11	$22.95	$96.550.65	*	$8,045.89

(* on an annualized basis)

Tenant shall pay Landlord Additional Premises Monthly Base Rent in accordance with the terms and provisions of Article 3 of the Original Lease.

7.          Tenant’s Share of Taxes and Expenses. As of the Additional Premises Commencement Date, Tenant’s Share shall be increased from 16.21% to 26.16% to reflect the inclusion of the Additional Premises into the Premises.

8.          Tenant’s Continuing Obligations with Respect to the Original Premises. Between the Effective Date and the Expiration Date, Tenant shall continue to pay to Landlord all Base Rent for the Original Premises in accordance with the terms and conditions of Article 3 of the Original Lease.

9.          Contingency.

     A.           Landlord and Tenant acknowledge and agree that this First Amendment is expressly contingent upon the execution and unconditional delivery, on or before the Outside Date (hereinafter defined), by Landlord and OncoMethylome Sciences, Inc. (“OncoMethylome”) of the OncoMethylome Expansion Amendment (hereinafter defined). As used herein, the term “Outside Date” means the date which occurs thirty (30) days following the Effective Date, as such date may be extended by Landlord in its sole discretion. In the event that, on or before the Outside Date, Landlord and OncoMethylome do not enter into the OncoMethylome Expansion Amendment, then Landlord shall have the right, but not the obligation, to terminate this First Amendment upon ten (10) days prior written notice to Tenant, in which event this First Amendment shall be null and void. As used herein, the term “OncoMethylome Expansion Amendment” means that certain Second Amendment to Office Lease by and between Landlord and OncoMethylome, in form and substance satisfactory to Landlord in its sole discretion, pursuant to which Landlord shall lease to OncoMethylome, and OncoMethylome shall lease from Landlord, approximately 455 rentable square feet of office space on the third (3rd) floor of the Building, as shown on the attached hereto Exhibit C (the “OncoMethylome Space”), for a term and on terms and conditions acceptable to Landlord in its sole discretion.

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B.           In the event that Landlord and OncoMethylome do not execute the OncoMethylome Expansion Amendment on or before March 1, 2009, then Tenant shall have the right, but not the obligation, to terminate this First Amendment upon ten (10) days prior written notice to Landlord; provided, however, if Landlord and OncoMethylome execute the OncoMethylome Expansion Amendment on or before the expiration of such ten (10) day notice period, then Tenant shall no longer have the right to terminate this First Amendment pursuant to this Section 9.B. In the event terminates this First Amendment in accordance with the provisions of this Section 9.B., this First Amendment shall be null and void and of no further force or effect.

10.         Broker. Landlord and Tenant recognize ACP Mid-Atlantic LLC (“Landlord’s Broker”), as Landlord’s agent and Colliers Pinkard (“Tenant’s Broker), as Tenant’s agent, with respect to this First Amendment. Landlord agrees to be responsible for the payment of any leasing commission or any other costs or fees owed to the Tenant Broker and Landlord Broker in accordance with the terms of a separate commission agreement entered into between Landlord and the Landlord Broker and Tenant Broker. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this First Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising out of (a) any breach of the foregoing representation and warranty; or (b) the actions of Landlord or Tenant with respect to the broker making any claim for a commission.

11.         Landlord’s Notice Address. Article 1(M) of the Original Lease (captioned, “Landlord’s Notice Address”) is amended by inserting the following as Landlord’s address for notices under the Lease:

“Landlord’s Notice

Address (subject to

Article 25):                                      ACP 2505 Meridian LLC

444 Brickell Avenue

Suite 900

Miami, Florida 33131

Attn: Chief Operating Officer

With copies to:

ACP 2505 Meridian LLC

c/o ACP Mid-Atlantic LLC, as Agent

2350 Corporate Park Drive

Suite 110

Herndon, Virginia 20171

Attn: Asset Manager

And

Holland & Knight LLP

2099 Pennsylvania Avenue, NW

Suite 100

Washington, DC 20006

Attn: David S. Kahn, Esq.”

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12.         Counterpart Copies. This First Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this First Amendment.

13.         Miscellaneous. This First Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.

14.         Ratification. Except as expressly amended by this First Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Lease under seal as of the day and year first hereinabove written.

LANDLORD:

ACP 2505 Meridian LLC,
a Delaware limited liability company

By:	/s/ Douglas Fleit
Name:	Douglas Fleit
Title:	President

TENANT:

Chimerix, Inc.,
a Delaware corporation

By:	/s/ George R. Painter
Name:	George R. Painter
Title:	President and Chief Executive Officer

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EXHIBIT A

FLOOR PLAN OF THE ADDITIONAL PREMISES

EXHIBIT B

LOCATION OF CERTAIN LANDLORD WORK

EXHIBIT C

ONCOMETHYLOME SPACE

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Second Amendment”) is made this 21st day of January, 2011 (the “Effective Date”), by and between ACP 2505 MERIDIAN LLC, a Delaware limited liability company (“Landlord”), and CHIMERIX, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the “Original Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 6,849 rentable square feel of office space (the “Original Premises”) known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the “Building”);

WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the “First Amendment”), Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment; and

WHEREAS, Tenant desires to extend the Term for a period of one (1) year, commencing on March 1, 2011 and expiring on February 29, 2012, and Landlord is willing to do so, subject to the terms and conditions set forth in this Second Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.          Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Second Amendment and are made a part hereof by this reference.

2.          Definitions. All capitalized terms not defined in this Second Amendment shall have the meanings ascribed thereto in the Original Lease. As used herein and in the Original Lease, the term “Lease” shall mean the Original Lease, as amended by the First Amendment and this Second Amendment.

3.          Term. The Term is hereby extended for a period (the “Extension Period”) of one (1) year, commencing on March 1, 2011 (the “Extension Commencement Date”) and expiring on February 29, 2012, unless earlier terminated in accordance with the terms of the Lease. Accordingly, as used herein and in the Original Lease, the term “Expiration Date” shall mean and refer to February 29, 2012.

4.          “As-Is” Condition. Tenant shall remain in possession of the Premises from and after the Extension Commencement Date in its then “as-is” condition, and Landlord shall have no obligation to perform or pay for any work, improvements or alterations in or to the Premises in connection with this Second Amendment or otherwise.

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5.          Base Rent. Commencing on the Extension Commencement Date, and thereafter on the first day of each and every calendar month during the Extension Period, Tenant shall pay Landlord Base Rent in the following amounts, in equal monthly installments, in advance, as follows:

Period	Base Rent Per Square Foot	Base Rent	Monthly Base Rent
3/1/11 – 2/29/12	$21.95	$242,679.24	$20,223.27

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 5 in accordance with the terms and conditions of Section 3 of the Original Lease (captioned, “Base Rent and Additional Rent”).

6.          Tenant’s Share of Increases In Taxes and Expenses. Notwithstanding anything to the contrary contained in the Lease, during the Extension Period, Tenant shall have no obligation to pay Tenant’s Share of increases in Taxes or Tenant’s Share of increases in Expenses.

7.          Brokers. Landlord and Tenant recognize CB Richard Ellis (“Landlord Broker”), as Landlord’s agent and Cassidy Turley (“Tenant Broker”), as Tenant’s agent, with respect to this Second Amendment. Landlord agrees to be responsible for the payment of any leasing commission or any other costs or fees owed to Tenant Broker and Landlord Broker in accordance with the terms of a separate commission agreement entered into between Landlord and each of Landlord Broker and Tenant Broker. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this Second Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising out of (a) any breach of the foregoing representation and warranty; or (b) the actions of Landlord or Tenant with respect to the broker making any claim for a commission.

8.          Landlord’s Notice Address. Article 1(M) of the Original Lease (captioned, “Landlord’s Notice Address”), as amended by Paragraph 11 of the First Amendment (captioned, “Landlord’s Notice Address”), is amended by inserting the following as Landlord’s address for notices under the Lease:

“Landlord’s Notice
Address (subject to
Article 25):	ACP 2505 Meridian LLC
c/o American Real Estate Partners Management LLC, as Agent
2350 Corporate Park Drive
Suite 110
Herndon, Virginia 20171
Attn: Asset Manager

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With a copy to:	Holland & Knight LLP
2099 Pennsylvania Avenue, NW
Suite 100
Washington, DC 20006
Attn: David S. Kahn, Esq.”

9.          Tenant’s Termination Option.

A.           During the Extension Period only, Tenant shall have a one (1)-time right to terminate the Lease, subject to the terms and conditions set forth in this Paragraph 9. Tenant may exercise such option to terminate the Lease by delivering to Landlord, no later than sixty (60) days prior to the Termination Date (hereinafter defined), an irrevocable written notice of termination (the “Termination Notice”), time being of the essence. In the event that Tenant timely delivers the Termination Notice to Landlord, and provided Tenant is not in default of the Lease, either at the time it delivers the Termination Notice to Landlord or at any time between such date and the Termination Date, this Lease shall terminate as of the Termination Date. As used herein, the term “Termination Date” shall mean the date set forth in the Termination Notice as the date on which the Lease shall terminate, provided, however, that in no event shall the Termination Date occur prior to the date which is sixty (60) days after the date on which Landlord receives the Termination Notice.

B.           If this Lease is terminated pursuant to and in accordance with the provisions of this Paragraph 9, then, as of the Termination Date, neither Landlord nor Tenant shall have any rights or obligations under the Lease and Landlord shall be free to lease the Premises to any persons or entities for a term beginning after the Termination Date; provided that Tenant shall vacate the Premises in accordance with the terms and conditions of this Lease on or before the Termination Date; and provided further, however, that Tenant shall remain obligated for any liabilities or obligations under the Lease (including without limitation the obligation to pay Base Rent and all other amounts payable under this Lease) accruing prior to the Termination Date, which obligation shall survive indefinitely the termination of this Lease.

C.           Should Tenant fail to surrender the Premises to Landlord on or before the Termination Date, time being of the essence, then, at Landlord’s sole option: (i) Landlord shall be entitled to immediately exercise all of the rights and remedies available to Landlord under the Lease upon a default by Tenant thereunder (and such other rights and remedies as may be available to Landlord at law or in equity); (ii) Tenant shall be liable to Landlord as a hold-over tenant under the Lease and shall be subject to the terms and conditions of Article 24 of the Original Lease (captioned, “Holding Over”); and (iii) if Tenant fails to surrender the Premises to Landlord within ten (10) days after notice by Landlord, the Termination Notice may be deemed void and of no further force or effect and the Lease shall continue in full force and effect, in which event and all rights of Tenant under this Paragraph 9 shall immediately lapse and be of no further force or effect. Tenant shall indemnify and hold harmless Landlord from and against any and all costs, expenses, liabilities and damages (including attorneys’ fees) resulting from such holding over, including but not limited to any costs, expenses, liabilities or damages resulting from (1) Landlord’s failure to deliver the Premises to a prospective tenant; and (2) Landlord’s removal from the Premises of any of Tenant’s equipment, furniture or personal property in order to deliver possession of the Premises to a prospective tenant.

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D.           Tenant’s rights under this Paragraph 9 are personal to Chimerix, Inc. and can not be exercised by any assignee, subtenant or any other person or entity.

10.         Counterpart Copies. This Second Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Second Amendment.

11.         Miscellaneous. This Second Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.

12.         Ratification. Except as expressly amended by this Second Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Office Lease under seal as of the day and year first hereinabove written.

LANDLORD:

ACP 2505 Meridan LLC,
a Delaware limited liability company

By:	/s/ Brian Katz
Name:	Brian Katz
Title:	Vice President

TENANT:

Chimerix, Inc.,
a Delaware corporation

By:	/s/ Kenneth I. Moch
Name:	Kenneth I. Moch
Title:	President and Chief Executive Officer

5

THIRD AMENDMENT TO OFFICE LEASE

THIS THIRD AMENDMENT TO OFFICE LEASE (this “Third Amendment”) is made as of this 1st day of March, 2012 (the “Effective Date”), by and between AREP MERIDIAN I LLC, a Delaware limited liability company (“Landlord”), and CHIMERIX, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the “Original Lease”), ACP 2505 Meridian LLC (“Original Landlord”) leased to Tenant, and Tenant leased from Original Landlord, approximately 6,849 rentable square feet of office space (the “Original Premises”) known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the “Building”);

WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the “First Amendment”), Original Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment;

WHEREAS, pursuant to that certain Second Amendment to Office Lease dated January 21, 2011 (the “Second Amendment”), Original Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 29, 2012;

WHEREAS, Landlord has succeeded to the interest of Original Landlord under the Original Lease, as amended; and

WHEREAS, Tenant desires to extend the Term for a period commencing on March 1, 2012 and expiring on February 28, 2013, and Landlord is willing to do so, subject to the terms and conditions set forth in this Third Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.          Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Third Amendment and are made a part hereof by this reference.

2.          Definitions. All capitalized terms not defined in this Third Amendment shall have the meanings ascribed thereto in the Original Lease, as amended. As used herein and in the Original Lease, as amended, the term “Lease” shall mean the Original Lease, as amended by the First Amendment, the Second Amendment and this Third Amendment.

3.          Term. The Term is hereby extended for a period (the “Second Extension Period”) of one (1) year, commencing on March 1, 2012 (the “Second Extension Commencement Date”) and expiring on February 28, 2013, unless earlier terminated hi accordance with the terms of the Lease. Accordingly, as used herein and in the Original Lease, as amended, the term “Expiration Date” shall mean and refer to February 28, 2013.

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4.          “As-Is” Condition. Tenant shall remain in possession of the Premises from and after the Second Extension Commencement Date in its then “as-is” condition, and Landlord shall have no obligation to perform or pay for any work, improvements or alterations in or to the Premises in connection with this Third Amendment or otherwise.

5.          Base Rent. Commencing on the Second Extension Commencement Date, and thereafter on the first day of each and every calendar month during the Second Extension Period, Tenant shall pay Landlord Base Rent in the following amounts, in equal monthly installments, in advance, as follows:

Period	Base Rent Per Square Foot	Base Rent	Monthly Base Rent
3/1/12 – 2/28/13	$22.49	$248,649.48	$20,720.79

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 5 in accordance with the terms and conditions of Section 3 of the Original Lease (captioned, “Base Rent and Additional Rent”).

6.          Tenant’s Share of Increases in Taxes and Expenses. Tenant hereby expressly acknowledges and agrees that commencing on the Second Extension Commencement Date, and continuing thereafter during the entirety of the Second Extension Period, Tenant shall pay Landlord, in accordance with the terms Section 3 of the Original Lease, as amended by the terms of this Paragraph 6 (i) Tenant’s Share of Taxes in excess of the Taxes incurred during the New Base Tax Year (hereinafter defined) and (ii) Tenant’s Share of Expenses in excess of the Expenses incurred during the New Base Expense Year (hereinafter defined). As used herein (a) the term “New Base Tax Year” means calendar year 2011 and (b) the term “New Base Expense Year” means calendar year 2011.

7.          Brokers. Landlord and Tenant recognize CB Richard Ellis (“Landlord Broker”), as Landlord’s agent and Cassidy Turley (“Tenant Broker”), as Tenant’s agent, with respect to this Third Amendment. Landlord agrees to be responsible for the payment of any leasing commission or any other costs or fees owed to Tenant Broker and Landlord Broker in accordance with the terms of a separate commission agreement entered into between Landlord and each of Landlord Broker and Tenant Broker. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this Third Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising out of (a) any breach of the foregoing representation and warranty; or (b) the actions of Landlord or Tenant with respect to the broker making any claim for a commission.

8.          Additional Modification. From and after the date of this Third Amendment, Paragraph 9 of the Second Amendment (captioned, “Tenant’s Termination Option”) is hereby deleted in its entirety and is of no further force and effect.

9.          Counterpart Copies. This Third Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Third Amendment.

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10.         Miscellaneous. This Third Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.

11.         Ratification. Except as expressly amended by this Third Amendment, all other terms, conditions and provisions of the Lease are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Office Lease under seal as of the day and year first hereinabove written.

LANDLORD:

AREP MERIDIAN LLC,
a Delaware limited liability company

By:	/s/ Brian Katz
Name:	Brian Katz
Title:	Vice President

TENANT:

Chimerix, Inc.,
a Delaware corporation

By:	/s/ Timothy W. Trost
Name:	Timothy W. Trost
Title:	Senior Vice President and Chief Financial Officer

4

FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE (this “Fourth Amendment”) is made as of this 13 day of February, 2013 (the “Effective Date”), by and between AREP MERIDIAN I LLC, a Delaware limited liability company (“Landlord”), and CHIMERIX, INC., a Delaware corporation (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the “Original Lease”), ACP 2505 Meridian LLC (“Original Landlord”) leased to Tenant, and Tenant leased from Original Landlord, approximately 6,849 rentable square feet of office space (the “Original Premises”) known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the “Building”);

WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the “First Amendment”), Original Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment;

WHEREAS, pursuant to that certain Second Amendment to Office Lease dated January 21, 2011 (the “Second Amendment”), Original Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 29, 2012;

WHEREAS, Landlord has succeeded to the interest of Original Landlord under the Original Lease, as amended;

WHEREAS, pursuant to that certain Third Amendment to Office Lease dated March 1, 2012 (the “Third Amendment”), Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2013; and

WHEREAS, Tenant desires to extend the Term for a period commencing on March 1, 2013 and expiring on February 28, 2018, and Landlord is willing to do so, subject to the terms and conditions set forth in this Fourth Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1.          Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Fourth Amendment and are made a part hereof by this reference.

2.          Definitions. All capitalized terms not defined in this Fourth Amendment shall have the meanings ascribed thereto in the Original Lease, as amended. As used herein and in the Original Lease, as amended, the term “Lease” shall mean the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

3.          Term. The Term is hereby extended for a period (the “Third Extension Period”) of five (5) years, commencing on March 1, 2013 (the “Third Extension Commencement Date”) and expiring on February 28, 2018, unless extended or earlier terminated in accordance with the terms of the Lease. Accordingly, as used herein and in the Original Lease, as amended, the term “Expiration Date” shall mean and refer to February 28, 2018.

1.

4.          “As-Is” Condition. Tenant shall remain in possession of the Premises from and after the Third Extension Commencement Date in its then “as-is” condition, and Landlord shall have no obligation to perform or pay for any work, improvements or alterations in or to the Premises in connection with this Fourth Amendment or otherwise.

5.          Base Rent. Commencing on the Third Extension Commencement Date, and thereafter on the first day of each and every calendar month during the Third Extension Period, Tenant shall pay Landlord Base Rent in the following amounts, in equal monthly installments, in advance, as follows:

Period	Base Rent Per Square Foot	Base Rent	Monthly Base Rent
3/1/13 - 2/28/14	$20.00	$221,120.04	$18,426.67
3/1/14 - 2/28/15	$20.50	$226,647.96	$18,887.33
3/1/15 - 2/29/16	$21.01	$232,285.44	$19,357.21
3/1/16 - 2/28/17	$21.54	$238,146.24	$19,845.52
3/1/17 - 2/28/18	$22.08	$244,116.48	$20,343.04

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 5 in accordance with the terms and conditions of Section 3 of the Original Lease (captioned, “Base Rent and Additional Rent”).

6.          Tenant’s Share of Increases in Taxes and Expenses. Tenant hereby expressly acknowledges and agrees that (i) commencing on January 1, 2014, and continuing thereafter during the entirety of the Third Extension Period, Tenant shall pay Landlord, in accordance with the terms Section 3 of the Original Lease, as amended by the terms of this Paragraph 6 (a) Tenant’s Share of Taxes in excess of the Taxes incurred during the Fourth Amendment Base Tax Year (hereinafter defined) and (b) Tenant’s Share of Expenses in excess of the Expenses incurred during the Fourth Amendment Base Expense Year (hereinafter defined), (ii) during the period commencing on the date of this Fourth Amendment and ending on February 28, 2013, Tenant shall pay Landlord, in accordance with the terms of Paragraph 6 of the Third Amendment (captioned, “Tenant’s Share of Increases in Taxes and Expenses”), Tenant’s Share of Taxes in excess of the Taxes incurred during the New Base Tax Year and Tenant’s Share of Expenses in excess of the Expenses incurred during the New Base Expense Year and (iii) Tenant shall not be obligated to pay Tenant’s Share of increases in Taxes and Expenses during the period commencing on the Third Extension Commencement Date and ending on December 31, 2013. As used herein (1) the term “Fourth Amendment Base Tax Year” means calendar year 2013 and (2) the term “Fourth Amendment Base Expense Year” means calendar year 2013.

7.          Brokers. Landlord and Tenant recognize CBRE, Inc. (“Landlord Broker”), as Landlord’s agent, and Cassidy Turley (“Tenant Broker”), as Tenant’s agent, with respect to this Fourth Amendment. Landlord agrees to be responsible for the payment of any leasing commission or any other costs or fees owed to Tenant Broker and Landlord Broker in accordance with the terms of a separate commission agreement entered into between Landlord and each of Landlord Broker and Tenant Broker. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this Fourth Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising out of (a) any breach of the foregoing representation and warranty; or (b) the actions of Landlord or Tenant with respect to the broker making any claim for a commission.

2.

8.          Option to Extend Term.

A.           Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) period of three (3) years (the “Fourth Extension Period”) provided that: (i) Tenant delivers written notice (the “Extension Notice”) to Landlord, no earlier than twelve (12), and no later than nine (9), months prior to the Expiration Date, time being of the essence, of Tenant’s irrevocable election to exercise such extension option; (ii) no default by Tenant under the Lease exists at the time of Landlord’s receipt of the Extension Notice or as of the first day of the Fourth Extension Period; and (iii) Tenant has not assigned its interest in the Lease or sublet more than twenty percent (20%) of the Premises.

B.           All terms and conditions of the Lease shall remain in full force and effect during the Fourth Extension Period, except that Base Rent (on a per rentable square foot basis) payable during the Fourth Extension Period shall equal the Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Fourth Extension Period. As used herein, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease for comparable space as to location, configuration, size and use, in a comparable building as to quality, age, reputation and location in the Raleigh/Durham, North Carolina area.

C.           Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the Fourth Extension Period for a period of thirty (30) days after the date on which Landlord receives the Extension Notice from Tenant. In the event Landlord and Tenant are unable to agree upon the Base Rent for the Fourth Extension Period within said thirty (30)-day period, the Fair Market Rental Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third (the “Third Broker”). Each real estate broker so selected shall be licensed in the State of North Carolina as a real estate broker specializing in the field of office leasing in the Raleigh/Durham, North Carolina area, having no fewer than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall select the Third Broker within ten (10) days after they both have been appointed, and all three (3) brokers shall, within fifteen (15) days after the Third Broker is selected, submit his or her determination of the Fair Market Rental Rate. The Third Broker shall determine which determination of Fair Market Rental Rate made by Landlord’s broker or Tenant’s broker is closest to the determination of Fair Market Rental Rate made by the Third Broker (the “Closest Determination”). The Fair Market Rental Rate hereunder shall be the mean of the Closest Determination and the determination of Fair Market Rental Value made by the Third Broker. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.

D.           Should the Term be extended hereunder for the Fourth Extension Period, Tenant shall, if required by Landlord, execute an amendment (the “Extension Amendment”) modifying the Lease within ten (10) business days after Landlord presents same to Tenant, which amendment shall set forth the Base Rent for each year of the Fourth Extension Period and the other economic terms and provisions in effect during the Fourth Extension Period. Should Tenant fail to execute the amendment (which amendment accurately sets forth the economic terms and provisions in effect during the Fourth Extension Period) within ten (10) business days after presentation of same by Landlord, time being of the essence, Tenant’s right to extend the Term for the Fourth Extension Period shall, at Landlord’s sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

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9.          Expansion Option.

A.           Provided that (i) Tenant is not in default under the Lease as of the date Tenant tenders the Expansion Inquiry (hereinafter defined) or the Expansion Notice (hereinafter defined) to Landlord or as of the Expansion Takeover Date (hereinafter defined) and (ii) Tenant has not assigned the Lease and Tenant is then occupying the entire Premises, Tenant shall have the one (1) time right (the “Expansion Right”) to lease additional space in the Building (or, if applicable pursuant to the terms of this Paragraph 9, in a Alternate Building (hereinafter defined)), subject to the terms and conditions set forth herein. Tenant may exercise the Expansion Right only by giving written notice to Landlord no earlier than March 1, 2014 of Tenant’s desire to expand into an additional 3,000 rentable square feet of contiguous office space (the “Expansion Inquiry”). In the event Tenant timely delivers an Expansion Inquiry to Landlord, Landlord shall, during the six (6) month period following Landlord’s receipt of the Expansion Inquiry (the “Expansion Space Search Period”), use commercially reasonable efforts (which commercially reasonable efforts shall not include the termination of any existing lease or the relocation of any existing tenant or occupant) to provide Tenant between 2,000 and 4,000 rentable square feet of additional contiguous office space in the Building (or, if applicable pursuant to the terms of this Paragraph 9, between 2,000 and 4,000 rentable square feet of contiguous office space in an Alternate Building) which could then be leased by Tenant (“Expansion Space”). The Expansion Right is personal to Chimerix, Inc. and can not be exercised by any assignee, subtenant or any other person or entity. In the event Landlord determines the existence of Expansion Space, Landlord shall provide written notice thereof to Tenant (“Availability Notice”). As used herein, the term “Alternate Building” means any building in Meridian Corporate Center other than the Building for so long as any such building is owned by Landlord or an affiliate of Landlord.

B.           Provided that Tenant gives Landlord written notice (“Expansion Notice”) within ten (10) days after receipt of Landlord’s Availability Notice, of Tenant’s desire to expand the Premises into the Expansion Space, Tenant shall lease all, but not less than all, of the Expansion Space on the terms set forth herein. Landlord and Tenant shall, within the ten (10) day period immediately following Tenant’s delivery of such Expansion Notice, execute an amendment to the Lease specifying the terms on which Tenant will lease the Expansion Space (the “Expansion Amendment”) (or, alternatively, if the Expansion Space is located in an Alternate Building, execute a new lease specifying the terms on which Tenant will lease the Expansion Space in the Alternate Building (the “Alternate Building Lease”)). In the event that Tenant fails to deliver the Expansion Notice (or otherwise fails to comply with any other term or condition with respect to the exercise by Tenant of its Expansion Right) within the time period set forth above, this Paragraph 9 shall immediately terminate and be of no further force and effect, and Landlord (or an affiliate of Landlord, as applicable) shall have the right to lease the Expansion Space to any other person or entity upon any terms and conditions which Landlord (or an affiliate of Landlord, as applicable) desires, in its sole discretion. Time is of the essence with respect to this Paragraph 9.

C.           If Tenant leases the Expansion Space within the time and in the manner provided in this Paragraph 9, then, as of the date on which the Expansion Space is delivered to Tenant (the “Expansion Takeover Date”), the following shall apply:

(i)          the Expansion Space shall be added to, and become a part of, the Premises, and Tenant’s lease thereof shall be governed by all of the provisions of the Lease, which shall continue in full force and effect and be applicable to the Expansion Space (or, alternatively, if Tenant entered into an Alternate Building Lease pursuant to the terms of this Paragraph 9, Tenant’s lease of the Expansion Space shall be governed by all of the provisions of the Alternate Building Lease);

(ii)         Tenant shall commence paying rent based upon the newly increased number of rentable square feet of the Premises (or, alternatively, if Tenant entered into an Alternate Building Lease pursuant to the terms of this Paragraph 9, based upon the terms of the Alternate Building Lease);

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(iii)        the Base Rent per rentable square foot of the Expansion Space shall be set forth in the Expansion Amendment (or, alternatively, if Tenant entered into an Alternate Building Lease pursuant to the terms of this Paragraph 9, the Base Rent per rentable square foot of the Expansion Space shall be set forth in the Alternate Building Lease); and

(iv)        the Expansion Space shall be delivered to Tenant in its “as-is” condition, and Landlord shall have no obligation to perform, or pay for, any work, additions or alterations therein in connection with this Paragraph 9 or otherwise, except as otherwise set forth in the Expansion Amendment or the Alternate Building Lease, as applicable.

D.           In the event that Tenant leases the Expansion Space within the time and manner provided in this Paragraph 9, and Landlord (or Landlord’s affiliate) is unable to deliver possession of such space to Tenant for any reason or condition beyond Landlord’s (or Landlord’s affiliate’s) control, including, without limitation, the failure of an existing tenant to vacate such space, Landlord (or Landlord’s affiliates), its agents and employees, shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof.

E.           Notwithstanding anything to the contrary contained in this Paragraph 9, this Paragraph 9 shall immediately terminate and be of no further force and effect in the event that Tenant leases, after the date of this Lease, at least 3,000 rentable square feet of additional office in the aggregate in the Building and/or in an Alternate Building.

10.         Tenant’s Termination Option. In the event that (i) Landlord does not provide an Availability Notice to Tenant on or before the last day of the Expansion Space Search Period and Tenant thereafter delivers to Landlord a fully-executed lease pursuant to which Tenant shall lease, at market rental rates, at least 14,000 rentable square feet of office space within ten (10) miles of the Premises which is comparable to the Premises, (ii) all or substantially all of Tenant’s assets and/or stock are acquired by a third-party entity that is not an affiliate of Tenant or (iii) neither Tenant nor any affiliate of Tenant is conducting business in the Raleigh/Durham, North Carolina area (each, a “Termination Trigger Event”), then, Tenant shall have the right to terminate the Lease, subject to the terms and conditions set forth in this Paragraph 10. If a Termination Trigger Event occurs, Tenant may exercise such option to terminate the Lease by delivering to Landlord an irrevocable written notice of termination (the “Termination Notice”) at least three (3) months prior to the Termination Date (hereinafter defined), which Termination Notice shall contain evidence reasonably satisfactory to Landlord that a Termination Trigger Event has occurred. In the event that Tenant delivers a Termination Notice to Landlord that complies with the terms of this Paragraph 10, and provided Tenant is not in default of its obligations under the Lease, either at the time it delivers the Termination Notice to Landlord or at any time between such date and the Termination Date, the Lease shall terminate as of the Termination Date, provided that Tenant has fulfilled all of the conditions set forth in this Paragraph 10. As used herein, the term “Termination Date” shall mean the date set forth in the Termination Notice as the date this Lease shall terminate, provided that such date (a) shall not occur prior to March 1, 2014, (b) must be the last day of a calendar month and (c) shall not occur prior to the date that is three (3) months after the date Landlord received the Termination Notice. In order for the Termination Notice to be effective, Tenant shall pay to Landlord, simultaneously with Tenant’s delivery of the Termination Notice, an amount equal to three (3) monthly installments of Base Rent due from Tenant as of the Termination Date (the “Termination Payment”). Time shall be of the essence with respect to the delivery of the Termination Notice and the Termination Payment. Notwithstanding the foregoing, in the event that Tenant is in default under the Lease on the date on which Tenant delivers the Termination Notice or at any time between such date and the Termination Date, or if Tenant fails to timely deliver the Termination Payment (time being of the essence), then, at Landlord’s sole option, the Termination Notice may be deemed by Landlord to be void and of no further force and effect and Landlord, if the Termination Notice is deemed invalid, shall return the Termination Payment to Tenant. If the Lease is terminated pursuant to and in accordance with the provisions of this Paragraph 10, then, as of the Termination Date, neither Landlord nor Tenant shall have any rights or obligations under the Lease and Landlord shall be free to lease the Premises to any persons or entities for a term beginning after the Termination Date; provided that Tenant shall vacate the Premises in accordance with the terms and conditions of the Lease on or before the Termination Date; and provided further, however, that Tenant shall remain obligated for any liabilities or obligations under the Lease (including without limitation the obligation to pay Base Rent and all other amounts payable under the Lease) accruing on or prior to the Termination Date, which obligation shall survive indefinitely the termination of this Lease. Should Tenant, and/or any party claiming by, through or under Tenant, fail to vacate the Premises on or before the Termination Date and/or fail to surrender the Premises to Landlord in the condition required pursuant to the terms of the Lease on or before the Termination Date: (x) Tenant shall be deemed a holdover tenant in the Premises, (y) Tenant shall be subject to the provisions of Article 24 of the Original Lease (captioned, “Holding Over”); and (z) Landlord may re-enter and take possession of the Premises without having to bring an action for possession against Tenant and Landlord may otherwise exercise any “self-help” remedy of its choice, including without limitation by way of locking Tenant, and/or any party claiming by, through or under Tenant, out of the Premises. Tenant shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, costs, expenses, losses and damages (including without limitation attorneys’ fees and consequential damages) incurred by Landlord as a result of Tenant’s, and/or any party claiming by, through or under Tenant, failure to vacate the Premises by the Termination Date.

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11.         Additional Modifications. As of the date of this Fourth Amendment, Exhibit D attached to the Original Lease (captioned, “Extension Options”) and Exhibit E attached to the Original Lease (captioned, “Right of Offer”) are hereby deleted in their entirety and are of no further force and effect.

12.         Counterpart Copies. This Fourth Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Fourth Amendment.

13.         Miscellaneous. This Fourth Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.

14.         Ratification. Except as expressly amended by this Fourth Amendment, all other terms, conditions and provisions of the Original Lease, as amended, are hereby ratified and confirmed and shall continue in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Office Lease under seal as of the day and year first hereinabove written.

LANDLORD:

AREP MERIDIAN LLC,
a Delaware limited liability company

By:	/s/ Brian Katz
Name: Brian Katz
Title: Vice President

TENANT:

CHIMERIX, INC.
a Delaware corporation

By:	/s/ Timothy W. Trost
	Name:	Timothy W. Trost
	Title:	Sr. Vice President +
Chief Financial Officer

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